                                                                   EXHIBIT 10.23


                                CREDIT AGREEMENT

                                      AMONG

                              EXCO RESOURCES, INC.

                                  AS BORROWER,

                                       AND

                                  BANK ONE, NA

                        AND THE INSTITUTIONS NAMED HEREIN

                                   AS LENDERS,

                                  BANK ONE, NA,

                             AS ADMINISTRATIVE AGENT

                                       AND

                    FLEET NATIONAL BANK, AS SYNDICATION AGENT

                                       AND

                       BNP PARIBAS, AS DOCUMENTATION AGENT

                                       AND

                         BANC ONE CAPITAL MARKETS, INC.

                         AS LEAD ARRANGER AND BOOKRUNNER

                                 APRIL 26, 2001

                          $124,000,000 REVOLVING CREDIT

                             $16,000,000 BRIDGE LOAN

                                TABLE OF CONTENTS

                                                                                                              PAGE NO.
1.       Definitions..............................................................................................1

2.       Commitments of the Lender...............................................................................14
         (a)      Terms of Revolving Commitment..................................................................14
         (b)      Terms of Bridge Loan Commitment................................................................15
         (c)      Procedure for Borrowing........................................................................15
         (d)      Letters of Credit..............................................................................16
         (e)      Procedure for Obtaining Letters of Credit......................................................17
         (f)      Voluntary Reduction of Revolving Commitment....................................................17
         (g)      Mandatory Revolving Commitment Reductions......................................................17
         (h)      Several Obligations............................................................................18
         (i)      Type and Number of Advances....................................................................18

3.       Notes Evidencing Loans..................................................................................18
         (a)      Form of Revolving Notes........................................................................18
         (b)      Form of Bridge Notes...........................................................................18
         (c)      Issuance of Additional Notes...................................................................18
         (d)      Interest Rates.................................................................................19
         (e)      Payment of Interest............................................................................19
         (f)      Payment of Principal:..........................................................................19
         (g)      Payment to Lenders.............................................................................19
         (h)      Sharing of Payments, Etc.......................................................................20
         (i)      Non-Receipt of Funds by the Agent..............................................................20

4.       Interest Rates..........................................................................................20
         (a)      Options........................................................................................20
         (b)      Interest Rate Determination....................................................................21
         (c)      Conversion Option..............................................................................21
         (d)      Recoupment.....................................................................................22

5.       Special Provisions Relating to Loans....................................................................22
         (a)      Unavailability of Funds or Inadequacy of Pricing...............................................22
         (b)      Change in Laws.................................................................................22
         (c)      Increased Cost or Reduced Return...............................................................22
         (d)      Discretion of Lender as to Manner of Funding...................................................25
         (e)      Breakage Fees..................................................................................25
         (f)      Replacement of Lenders.........................................................................25

6.       Collateral Security.....................................................................................26

7.       Borrowing Base..........................................................................................27
         (a)      Initial Borrowing Base.........................................................................27
         (b)      Subsequent Determinations of Borrowing Base....................................................27

8.       Fees....................................................................................................29
         (a)      Unused Commitment Fee..........................................................................29
         (b)      The Letter of Credit Fee.......................................................................29
         (c)      Arrangement Fee................................................................................29
         (d)      Closing Fee....................................................................................29
         (e)      Borrowing Base Increase Fee....................................................................29
         (f)      Agency Fee.....................................................................................29

9.       Prepayments.............................................................................................29
         (a)      Voluntary Prepayments..........................................................................29
         (b)      Mandatory Prepayment For Borrowing Base Deficiency.............................................30
         (c)      Mandatory Prepayment of Bridge Loan............................................................30

10.      Representations and Warranties..........................................................................30
         (a)      Creation and Existence.........................................................................30
         (b)      Power and Authority............................................................................31
         (c)      Binding Obligations............................................................................31
         (d)      No Legal Bar or Resultant Lien.................................................................31
         (e)      No Consent.....................................................................................31
         (f)      Financial Condition............................................................................31
         (g)      Liabilities....................................................................................32
         (h)      Litigation.....................................................................................32
         (i)      Taxes; Governmental Charges....................................................................32
         (j)      Titles, Etc....................................................................................32
         (k)      Defaults.......................................................................................32
         (l)      Casualties; Taking of Properties...............................................................32
         (m)      Use of Proceeds; Margin Stock..................................................................33
         (n)      Location of Business and Offices...............................................................33
         (o)      Compliance with the Law........................................................................33
         (p)      No Material Misstatements......................................................................33
         (q)      Not A Utility..................................................................................34
         (r)      ERISA..........................................................................................34
         (s)      Public Utility Holding Company Act.............................................................34
         (t)      Subsidiaries...................................................................................34
         (u)      Environmental Matters..........................................................................34
         (v)      Liens..........................................................................................34

11.      Conditions of Lending...................................................................................35

12.      Affirmative Covenants...................................................................................37
         (a)      Financial Statements and Reports...............................................................37

                                                                                                              PAGE NO.
         (b)      Certificates of Compliance.....................................................................38
         (c)      Taxes and Other Liens..........................................................................38
         (d)      Compliance with Laws...........................................................................39
         (e)      Further Assurances.............................................................................39
         (f)      Performance of Obligations.....................................................................39
         (g)      Insurance......................................................................................39
         (h)      Accounts and Records...........................................................................40
         (i)      Right of Inspection............................................................................40
         (j)      Notice of Certain Events.......................................................................41
         (k)      ERISA Information and Compliance...............................................................41
         (l)      Environmental Reports and Notices..............................................................41
         (m)      Compliance and Maintenance.....................................................................41
         (n)      Operation of Properties........................................................................42
         (o)      Compliance with Leases and Other Instruments...................................................42
         (p)      Certain Additional Assurances Regarding Maintenance and Operations of Properties...............43
         (q)      Sale of Certain Assets/Prepayment of Proceeds..................................................43
         (r)      Title Matters..................................................................................43
         (s)      Curative Matters...............................................................................44
         (t)      Change of Principal Place of Business..........................................................44
         (u)      Additional Collateral..........................................................................44
         (v)      Cash Collateral Accounts.......................................................................44
         (w)      Stock of Foreign Subsidiaries..................................................................45
         (x)      Hedging........................................................................................45

13.      Negative Covenants......................................................................................45
         (a)      Negative Pledge................................................................................45
         (b)      Current Ratio..................................................................................46
         (c)      Debt Coverage Ratio............................................................................46
         (d)      Minimum Consolidated Tangible Net Worth........................................................46
         (e)      Leverage Ratio.................................................................................46
         (f)      Consolidations and Mergers.....................................................................46
         (g)      Debts, Guaranties and Other Obligations........................................................46
         (h)      Restricted Payments............................................................................47
         (i)      Loans and Advances.............................................................................47
         (j)      Receivables and Payables.......................................................................48
         (k)      Nature of Business.............................................................................48
         (l)      Transactions with Affiliates...................................................................48
         (m)      Hedging Transactions...........................................................................48
         (n)      Investments....................................................................................48
         (o)      Amendment to Articles of Incorporation or Bylaws...............................................49
         (p)      Issuance of  Preferred Stock...................................................................49

14.      Events of Default.......................................................................................49

15.      The Agent and the Lenders...............................................................................52
         (a)      Appointment and Authorization..................................................................52
         (b)      Note Holders...................................................................................53
         (c)      Consultation with Counsel......................................................................53
         (d)      Documents......................................................................................53
         (e)      Resignation or Removal of Agent................................................................53
         (f)      Responsibility of Agent........................................................................54
         (g)      Independent Investigation......................................................................55
         (h)      Indemnification................................................................................55
         (i)      Benefit of Section 15..........................................................................56
         (j)      Pro Rata Treatment.............................................................................56
         (k)      Assumption as to Payments......................................................................56
         (l)      Other Financings...............................................................................57
         (m)      Interests of Lenders...........................................................................57
         (n)      Investments....................................................................................57

16.      Exercise of Rights......................................................................................57

17.      Notices.................................................................................................58

18.      Expenses................................................................................................58

19.      Indemnity...............................................................................................59

20.      Governing Law...........................................................................................59

21.      Invalid Provisions......................................................................................60

22.      Maximum Interest Rate...................................................................................60

23.      Amendments..............................................................................................60

24.      Multiple Counterparts...................................................................................61

25.      Conflict................................................................................................61

26.      Survival................................................................................................61

27.      Parties Bound...........................................................................................61

28.      Assignments and Participations..........................................................................61

29.      Choice of Forum: Consent to Service of Process and Jurisdiction.........................................63

30.      Waiver of Jury Trial....................................................................................63

31.      Other Agreements........................................................................................64

32.      Financial Terms.........................................................................................64

EXHIBITS
Exhibit "A"       -        Form of Notice of Borrowing
Exhibit "B"       -        Form of Revolving Note
Exhibit "C"       -        Form of Bridge Note
Exhibit "D"       -        Form of Guaranty
Exhibit "E"       -        Form of Certificate of Compliance
Exhibit "F"       -        Form of Assignment and Acceptance Agreement

SCHEDULES
Schedule 1        -        Liens
Schedule 2        -        Financial Condition
Schedule 3        -        Liabilities
Schedule 4        -        Litigation
Schedule 5        -        Subsidiaries
Schedule 6        -        Environmental Matters
Schedule 7        -        Title Matters
Schedule 8        -        Curative Matters
Schedule 9        -        Closing Fees

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (hereinafter referred to as the "Agreement") executed as of the 26th day of April, 2001, by and between EXCO RESOURCES, INC., a Texas corporation ("Borrower") and BANK ONE, NA, a national banking association ("Bank One"), and each of the financial institutions which is a party hereto (as evidenced by the signature pages to this Agreement) or which may from time to time become a party hereto pursuant to the provisions of
Section 28 hereof or any successor or assignee thereof (hereinafter collectively referred to as "Lenders", and individually, "Lender") and Bank One, as Administrative Agent (the "Agent") and Fleet National Bank, as Syndication Agent, BNP Paribas, as Documentation Agent and Banc One Capital Markets, Inc., as Lead Arranger and Bookrunner ("Arranger").

                                  WITNESSETH:

         WHEREAS, Borrower has requested that the Lenders provide Borrower with a revolving credit facility and a bridge loan facility and the Lenders are willing to make such facilities available to Borrower.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree as follows:

         1. DEFINITIONS. When used herein the terms "Agent", "Agreement", "Arranger", "Bank One", "Borrower", "Lender" and "Lenders", shall have the meanings indicated above. When used herein the following terms shall have the following meanings:

         Addison means (i) EXCO Resources Canada Inc. before amalgamation, and
(ii) Addison Energy Inc., an Alberta, Canada corporation after the amalgamation of EXCO Canada Inc. and Addison Energy Inc.

         Advance or Advances means a loan or loans hereunder.

         Affiliate means any Person which, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee, or by proxy) of voting shares, partnership interests or voting rights, through a management contract or otherwise. Any Person owning or controlling directly or indirectly ten percent or more of the voting shares, partnership interests or voting rights, or other equity interest of another Person shall be deemed to be an Affiliate of such Person.

         Assignment and Acceptance means a document substantially in the form of Exhibit "F" hereto.

         Bank of America Agreement means that certain Amended and Restated Credit Agreement among Borrower, Bank of America, N.A. and the other financial institutions party thereto dated September 22, 2000, as amended.

         Base Rate shall mean, as of any date, (i) a rate of interest per annum equal to the higher of (A) the Prime Rate for such date, or (B) the sum of the Federal Funds Effective Rate for such date plus one-half of one percent (.50%) per annum, plus (ii) the Base Rate Margin.

         Base Rate Loans shall mean any loan during any period which bears interest based upon the Base Rate or which would bear interest based upon the Base Rate if the Maximum Rate ceiling was not in effect at that particular time.

         Base Rate Margin shall be:

                  (i)      On the Revolving Commitment:

                           (a)      At any time (i)(b) below does not apply:

                                    (A)      three-quarters of one percent
                                             (.75%) per annum whenever the
                                             Borrowing Base Usage is equal to or
                                             greater than 90%;

                                    (B)      one-half of one percent (.50%) per
                                             annum whenever the Borrowing Base
                                             Usage is equal to or greater than
                                             70%, but less than 90%; or

                                    (C)      one-quarter of one percent (.25%)
                                             per annum whenever the Borrowing
                                             Base Usage is equal to or greater
                                             than 50% but less than 70%; or

                                    (D)      zero percent (0%) per annum
                                             whenever the Borrowing Base Usage
                                             is less than 50%; or

                           (b) After the repayment of the Bridge Loan and at any time (A) that Borrower's ratio of (x) Consolidated Funded Debt to Consolidated EBITDA is less than 2.0 to 1.0 as of the most recent fiscal quarter, and (y) Consolidated Debt to Consolidated Total Capital is less than .60 to 1.0 as of the most recent fiscal quarter, and (B) no Borrowing Base Deficiency exists:

                                    (A)      one-half of one percent (.50%) per
                                             annum whenever the Borrowing Base
                                             Usage is equal to or greater than
                                             90%;

                                    (B)      one-quarter of one percent (.25%)
                                             per annum whenever the Borrowing
                                             Base Usage is equal to or greater
                                             than 70%, but less than 90%; or

                                    (C)      zero percent (0%) per annum
                                             whenever the Borrowing Base Usage
                                             is less than 70%.

                  (ii)     On the Bridge Loan two percent (2%) per annum.

         Borrowing Base shall mean the value assigned by the Lenders from time to time to the Oil and Gas Properties pursuant to Section 7 hereof.

         Borrowing Base Deficiency is used herein as defined in Section 9(b) hereof.

         Borrowing Base Usage shall mean, as of any date, all amounts outstanding on the Loan plus all outstanding Letters of Credit, divided by the Borrowing Base.

         Borrowing Date means the date elected by Borrower pursuant to Section 2(c) hereof for an Advance on the Revolving Loan.

         Bridge Loan means the $16,000,000 Loan made pursuant to Section 2(b) hereof.

         Bridge Loan Commitment means, as to all Lenders, $16,000,000, and as to each Lender the amount set forth opposite the Lender's name on the Lender's signature page hereto.

         Bridge Loan Commitment Percentage means for each Lender, as of the Effective Date, the percentage set forth opposite the Lender's name on the Lender's signature page hereto. The Bridge Loan Commitment Percentage of each Lender hereunder shall be adjusted from time to time to reflect assignments made by such Lender pursuant to Section 28 hereof.

         Bridge Loan Maturity Date shall mean October 31, 2001.

         Bridge Notes means the bridge notes, substantially in the form of Exhibit "C" hereto, issued or to be issued hereunder to each Lender, respectively, to evidence the indebtedness of such Lender arising by reason of the Bridge Loan, together with all modifications, renewals and extensions thereof or any part thereof.

         Business Day shall mean (i) with respect to any borrowing, payment or note selection of LIBOR Loans, a day (other than Saturdays or Sundays) on which banks are legally open for business in Dallas, Texas and New York, New York and on which dealings in United States dollars are carried on in the London interbank market, and (ii) for all other purposes a day (other than Saturdays and Sundays) on which banks are legally open for business in Dallas, Texas.

         Canadian Credit Agreement means that certain Credit Agreement between Addison and Bank One Canada, as Administrative Agent for itself and the Lenders named therein dated as of April 26, 2001 pursuant to which the Lenders therein agree to make a $77,500,000 Canadian revolving loan available to Addison.

         Capital Event as any issuance by Borrower of any equity securities or indebtedness after the Effective Date.

         Change of Control shall occur if any Person (or syndicate or group of Persons which is deemed a Person for the purposes of Sections 13(d) or 14(d)(ii) of the Securities Act of 1934, as amended) shall acquire, directly or indirectly a number of membership interests in Borrower sufficient to change the control of Borrower by causing the election or change of a majority of the board of directors of Borrower.

         Commitments means the Bridge Loan Commitment and the Revolving Commitment.

         Consolidated Current Assets means the total of the consolidated current assets determined in accordance with GAAP, less any amount required to be included in Consolidated Current Assets as a result of the application of FASB Statement 133.

         Consolidated Current Liabilities means the total of consolidated current obligations as determined in accordance with GAAP, excluding therefrom any amount required to be included in Consolidated Current Liabilities as a result of the application of FASB Statement 133.

         Consolidated Debt means, without duplication, all obligations and liabilities of a Person on a consolidated basis to any other person, including, without limitation, all debts, claims and indebtedness, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law, or otherwise. Debt includes, without limiting the foregoing, (i) indebtedness for borrowed money (including without duplication obligations to reimburse the issuer of any letter of credit or any guarantor or surety), (ii) indebtedness for the deferred purchase price of property or services, excluding trade accounts payable within ninety (90) days and arising in the ordinary course of business, (ii) indebtedness evidenced by bonds, debentures, notes or other similar instruments, (iv) obligations and liabilities secured by a Lien on property owned by such Person whether or not such Person has assumed such obligations and liabilities and the amount of which Debt shall not exceed the fair market value of the property subject to the Lien if such Person has not assumed such obligations and liabilities, (v) obligations or liabilities created or arising under any capitalized lease, (vi) all net payments or amounts owing by such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity swap agreements or other interests, exchange rate or commodity hedging arrangements and (vii) liabilities in respect of unfunded vested benefits under any Plan. Debt shall not include accounts payable and expense accruals incurred or assumed in the ordinary course of business nor shall it include liabilities required to be included as balance sheet liabilities as a result of the application of FASB Statement 133.

         Consolidated EBITDA shall mean Consolidated Net Income (excluding gains and losses from asset sales, extraordinary and non-recurring gains and losses) plus the sum of (i) income tax expense (but excluding income tax expense relating to the sales or other disposition of assets, including capital stock, the gains and losses from which are excluded in the determination of Consolidated Net Income), plus (ii) Consolidated Interest Expense, plus (iii) depreciation, depletion and amortization expense, plus (iv) any other non-cash expenses, all as determined in accordance with GAAP, in each case for four (4) fiscal quarters ending on the date of determination.

         Consolidated Funded Debt means, as of any date, without duplication,
(i) all obligations for borrowed money or for the purchase price of property,
(ii) all obligations evidenced by bonds, debentures, notes, or other similar instruments, (iii) all other indebtedness (including obligations under capital leases, other than usual and customary oil and gas leases) on which interest charges are customarily paid or accrued, (iv) all guarantees, (v) the unfunded or unreimbursed portion of all letters of credit, (vi) any indebtedness or other obligation secured by a Lien on assets, whether or not assumed, and (vii) all liability as a general partner of a partnership for obligations of that partnership of the nature described in (i) through (vii) preceding.

         Consolidated Intangible Assets means the amount (to the extent reflected in determining such consolidated shareholders equity) of all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, tradenames, copyrights, organization expenses and other intangible items.

         Consolidated Interest Expense shall mean the aggregate amount of interest expense of Borrower as determined on a consolidated basis in accordance with GAAP.

         Consolidated Net Income shall mean Borrower's consolidated net income after income taxes calculated in accordance with GAAP, but excluding any non-cash gains or losses as a result of the application of FASB Statement 133.

         Consolidated Tangible Net Worth shall mean as to any Person at any time the (A) the consolidated shareholders equity of such Person at such time, less
(B) the consolidated Intangible Assets of such Person at such time.

         Consolidated Total Capital means the sum of all Consolidated Debt plus Consolidated Tangible Net Worth.

         Convertible Preferred Stock means the 5% Convertible Preferred Stock and the Stock Purchase Rights for the 5% Convertible Preferred Stock to be issued by Borrower substantially in the form described in that certain draft of a S-3 Registration Statement dated April 20, 2001 which was provided by Borrower to Lenders.

         Current Ratio means the ratio of Consolidated Current Assets for the date or period being measured to the Consolidated Current Liabilities for such date or period.

         Default means all the events specified in Section 14 hereof, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event as an Event of Default.

         Default Rate means (i) on the Revolving Commitment, the sum of the Base Rate plus three percent (3%) per annum, and (ii) on the Bridge Loan, the sum of the Base Rate plus five percent (5%) per annum.

         Effective Date means the date of this Agreement.

         Eligible Assignee means any of (i) a Lender or any Affiliate of a Lender; (ii) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000.00, provided that such bank is acting through a branch or agency located in the United States; (iv) a Person that is primarily engaged in the business of commercial lending and that
(A) is a subsidiary of a Lender, (B) a subsidiary of a Person of which a Lender is a subsidiary, or (C) a Person of which a Lender is a subsidiary; (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including, but not limited to, insurance companies, mutual funds, investments funds and lease financing companies; and
(vi) with respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor (and treating all such funds so managed as a single Eligible Assignee); provided, however, that no Affiliate of Borrower shall be an Eligible Assignee.

         Engineered Value is used herein as defined in Section 6 hereof.

         Environmental Laws means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. Section 9601, et seq., the Resource Conservation and Recovery Act, as amended by the Hazardous Solid Waste Amendment of 1984, 42 U.S.C.A. Section 6901, et seq., the Clean Water Act, 33 U.S.C.A.
Section 1251, et seq., the Clean Air Act, 42 U.S.C.A. Section 1251, et seq., the Toxic Substances Control Act, 15 U.S.C.A. Section 2601, et seq., The Oil Pollution Act of 1990, 33 U.S.G. Section 2701, et seq., and all other laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders, permits and restrictions of any federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, relating to oil pollution, air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site asbestos, radioactive materials, spilled or leaked petroleum products, distillates or fractions and industrial solid waste or "hazardous substances" as defined by 42 U.S.C. Section 9601, et seq., as amended, as each of the foregoing may be amended from time to time.

         Environmental Liability means any claim, demand, obligation, cause of action, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the release of any substance into the environment which is required to be remediated by a regulatory agency or governmental authority or the imposition of any Environmental Lien (as hereinafter defined) which could reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

         Environmental Lien means a Lien in favor of any court, governmental agency or instrumentality or any other Person (i) for any Environmental Liability or (ii) for damages arising from or cost incurred by such court or governmental agency or instrumentality or other person in response to a release or threatened release of asbestos or "hazardous substance" into the environment, the imposition of which Lien could reasonably be expected to have a Material Adverse Effect.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended.

         Event of Default is used herein as defined in Section 14 hereof.

         Federal Funds Effective Rate shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Dallas, Texas time) on such day on such transactions received by the Agent from three
(3) Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         Financial Statements means balance sheets, income statements, statements of cash flow and appropriate footnotes and schedules, prepared in accordance with GAAP.

         GAAP means generally accepted accounting principles, consistently applied.

         Guaranties means the Subsidiary Guaranties in the form of Exhibit "D hereto.

         Guarantors means EXCO (Delaware), Inc. and all material Subsidiaries of Borrower other than (i) foreign Subsidiaries, including Addison and (ii) Pecos-Gomez, L.P.

         Intercreditor Agreement means that certain intercreditor agreement between the Agent and the Lenders and the agent and the lenders under the Canadian Credit Agreement.

         Interest Payment Date shall mean the last day of each calendar month in the case of Base Rate Loans and, in the case of LIBOR Loans, the last day of the applicable Interest Period, and if such Interest Period is longer than three (3) months, at three (3) month intervals following the first day of such Interest Periods.

         Interest Period shall mean with respect to any LIBOR Loan (i) initially, the period commencing on the date such LIBOR Loan is made and ending one (1), two (2) or three (3) months thereafter as selected by the Borrower pursuant to Section 4(a)(ii), and (ii) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one (1), two (2) or three (3) months thereafter, as selected by the Borrower pursuant to Section 4(a)(ii); provided, however, that
(i) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) if any Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such Interest Period shall end on the last Business Day of a calendar month, and (iii) any Interest Period which would otherwise expire after the Revolving Maturity Date or the Bridge Loan Maturity Date, as the case may be, shall end on such Revolving Maturity Date or the Bridge Loan Maturity Date, as the case may be.

         Letters of Credit is used herein as defined in Section 2(d) hereof.

         LIBOR Base Rate shall mean the offered rate for the period equal to or greater than the Interest Period for U.S. dollar deposits of not less than $1,000,000 as of 11:00 a.m. City of London, England time two (2) Business Days prior to the first day of the Interest Period as shown on the display designated as "British Bankers Association Interest Settlement Rates" on Reuter's for the purpose of displaying such rate. In the event such rate is not available on Reuter's, then such offered rate shall be otherwise independently determined by the Agent from an alternate, substantially independent source available to Agent or shall be calculated by Agent by substantially similar methodology as that theretofore used to determine such offered rate.

         LIBOR Loans means any loans during any period which bear interest at the LIBOR Rate, or which would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

         LIBOR Margin shall be:

                  (i)      At any time (i)(b) below does not apply:

                           (a)      Prior to the repayment in full of the Bridge
                                    Loan:

                                    (A)      two percent (2.0%) per annum
                                             whenever the Borrowing Base Usage
                                             is equal to or greater than 90%;

                                    (B)      one and three-quarters percent
                                             (1.75%) per annum whenever the
                                             Borrowing Base Usage is equal to or
                                             greater than 70%, but less than
                                             90%; or

                                    (C)      one and one-half percent (1.50%)
                                             per annum whenever the Borrowing
                                             Base Usage is equal to or greater
                                             than 50% but less than 70%; or

                                    (D)      one and one-quarter percent (1.25%)
                                             per annum whenever the Borrowing
                                             Base Usage is less than 50%; or

                           (b) After the repayment of the Bridge Loan and at any time (A) that Borrower's ratio of (x) Consolidated Funded Debt to Consolidated EBITDA is less than 2.0 to 1.0 as of the most recent fiscal quarter, and (y) Consolidated Debt to Consolidated Total Capital is less than .60 to 1.0 as of the most recent fiscal quarter, and (B) no Borrowing Base Deficiency exists:

                                    (A)      one and three-quarters percent
                                             (1.75%) per annum whenever the
                                             Borrowing Base Usage is equal to or
                                             greater than 90%;

                                    (B)      one and half percent (1.50%) per
                                             annum whenever the Borrowing Base
                                             Usage is equal to or greater than
                                             70%, but less than 90%; or

                                    (C)      one and one-quarter percent (1.25%)
                                             per annum whenever the Borrowing
                                             Base Usage is equal to or greater
                                             than 50% but less than 70%; or

                                    (D)      one percent (1%) per annum whenever
                                             the Borrowing Base Usage is less
                                             than 50%.

                  (ii) On the Bridge Loan three and one-half percent (3.50%) per annum.

         LIBOR Rate means, with respect to a LIBOR Loan for the relevant Interest Period, the sum of (i) the quotient of (A) the LIBOR Base Rate applicable to such Interest Period, divided by (B) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus the (ii) LIBOR Margin. The LIBOR Rate shall be rounded to the next higher multiple of 1/100th of one percent if the rate is not such a multiple.

         Lien means any mortgage, deed of trust, pledge, security interest, assignment, encumbrance or lien (statutory or otherwise) of every kind and character.

         Loan Documents means this Agreement, the Notes, the Guaranties, the Security Instruments and all other documents executed by Borrower or any of its Subsidiaries with Agent or the Lenders in connection with the transaction described in this Agreement.

         Loans means the Revolving Loans and the Bridge Loan.

         Majority Lenders means Lenders holding 66-2/3% or more of the Commitments or if one or more of the Commitments have been terminated, Lenders holding 66-2/3% of the outstanding Loans.

         Material Adverse Effect shall mean a material adverse effect on (i) the assets or properties, liabilities, financial condition, business, operations, affairs or circumstances of the Borrower, (ii) the ability of the Borrower to carry out its businesses as of the date of this Agreement or as proposed at the date of this Agreement to be conducted, (iii) the ability of Borrower to perform fully and on a timely basis its obligations under any of the Loan Documents, or
(iv) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Agent or the Lenders thereunder.

         Maximum Rate is used herein as defined in Section 22 hereof.

         Notes means the Revolving Notes and the Bridge Notes.

         Offer to Purchase means that certain Offer to Purchase dated March 30, 2001 from EXCO Resources Canada Inc. to the shareholders of Addison offering to purchase all of the outstanding common shares of Addison.

         Oil and Gas Properties means all oil, gas and mineral properties and interests, related personal properties, in which Borrower or the Guarantors grant to the Lenders either a first and prior lien and security interest pursuant to Section 6 hereof (subject only to Permitted Lines) or a negative pledge pursuant to Section 13(a) hereof.

         Other Financing is used herein as defined in Section 15(l) hereof.

         Payor is used herein as defined in Section 3(h)hereof.

         Pecos-Gomez Credit Facility means the credit facility in the maximum amount of $25,000,000 from Bank of America, N.A. to Pecos-Gomez, L.P. (f/k/a Humphrey-Hill, L.P.) governed by that certain Credit Agreement dated March 24, 2000 by and among Bank of America, N.A., as Administrative Agent, Bank of America, N.A. as the sole bank and Pecos-Gomez, L.P. (f/k/a Humphrey-Hill, L.P. as Borrower).

         Permitted Liens shall mean (i) royalties, overriding royalties, reversionary interests, production payments and similar burdens; (ii) sales contracts or other arrangements for the sale of production of oil, gas or associated liquid or gaseous hydrocarbons which would not (when considered cumulatively with the matters discussed in clause (i) above) deprive Borrower of any material right in respect of Borrower's assets or properties (except for rights customarily granted with respect to such contracts and arrangements);
(iii) statutory Liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings, levy and execution thereon having been stayed and continue to be stayed and for which Borrower has set aside on its books adequate reserves in accordance with GAAP); (iv) easements, rights of way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of Borrower's assets or properties and that could not individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect; (v) materialmen's, mechanic's, repairman's, employee's, vendor's laborer's warehousemen's, landlord's, carrier's, pipeline's, contractor's, sub-contractor's, operator's, non-operator's (arising under operating or joint operating agreements), and other Liens (including any financing statements filed in respect thereof) incidental to obligations incurred by Borrower in connection with the construction, maintenance, development, transportation, processing, storage or operation of Borrower's assets or properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which Borrower has set aside on its books adequate reserves in accordance with GAAP); (vi) all contracts, agreements and instruments, and all defects and irregularities and other matters affecting Borrower's assets and properties which were in existence at the time Borrower's assets and properties were originally acquired by Borrower and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of Borrower's assets and properties, considered in the aggregate; (vii) liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (viii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and levy and execution thereon have been stayed and continue to be stayed; (ix) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate Borrower's assets and properties in any manner, and all applicable laws, rules and orders from any governmental authority; (x) landlord's liens;
(xi) Liens incurred pursuant to the Security Instruments and Liens expressly subordinated to the Liens under the Security Instruments that secure obligations under Rate Management Transactions permitted pursuant to Section 13(m) hereof; and (xii) Liens existing at the date of this Agreement which are identified in Schedule "1" hereto.

         Person means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Plan means any plan subject to Title IV of ERISA and maintained by Borrower, or any such plan to which Borrower is required to contribute on behalf of its employees.

         Pre-Approved Contracts as used herein shall mean any contracts or agreements entered into in connection with any Rate Management Transaction which are (i) designed to hedge, provide a price floor for, or swap crude oil or natural gas or otherwise sell up to (A) 80% of the Borrower's anticipated production from proved, developed producing reserves of crude oil, and/or (B) 80% of the Borrower's anticipated production from proved, developed producing reserves of natural gas, during the period from the immediately preceding settlement date (or the commencement of the term of such hedge transactions if there is no prior settlement date) to such settlement date, (ii) interest rate hedges in an aggregate notional amount of not more than eighty percent (80%) of the total funded debt of Borrower projected to be outstanding for any period covered by such hedges, (iii) with a maturity of thirty (30) months or less, and
(iv) with counterparties to the hedging agreement which are approved by Agent.

         Prime Rate means the rate per annum equal to the Prime Rate announced from time to time by Agent or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said Prime Rate changes.

         Prior Commitment means the dollar amount of commitment or commitments of any Lenders under the Bank of America Agreement on the day immediately preceding the Effective Date.

         Pro Rata or Pro Rata Part means for each Lender, (i) for all purposes where no Loan is outstanding, such Lender's Commitment Percentage and (ii) otherwise, the proportion which the portion of the outstanding Loans owed to such Lender bears to the aggregate outstanding Loans owed to all Lenders at the time in question.

         Rate Management Transaction means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by Borrower or any of its Subsidiaries which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, forward exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto and other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         Reimbursement Obligations means, at any time, the obligations of the Borrower in respect of all Letters of Credit then outstanding to reimburse amounts paid by any Lender in respect of any drawing or drawings under a Letter of Credit.

         Release Price is used herein as defined in Section 12(r) hereof.

         Required Lenders means Lenders holding 66-2/3% or more of the aggregate of the Commitments hereunder and the commitments under the Canadian Credit Agreement.

         Required Payment is used herein as defined in Section 3(h) hereof.

         Reserve Requirement means, with respect to any Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         Revolving Commitment means (A) for all Lenders, the lesser of (i) $124,000,000 or (ii) the Borrowing Base, as reduced or increased from time to time pursuant to Sections 2 and 7 hereof, and (B) as to any Lender, its obligation to make Advances hereunder on the Revolving Loan and purchase participations in Letters of Credit issued hereunder by the Agent in amounts not exceeding, in the aggregate, an amount equal to such Lender's Revolving Commitment Percentage times the total Revolving Commitment as of any date. The Revolving Commitment of each Lender hereunder shall be adjusted from time to time to reflect assignments made by such Lender pursuant to Section 28 hereof. Each reduction in the Revolving Commitment shall result in a Pro Rata reduction in each Lender's Revolving Commitment.

         Revolving Commitment Percentage means for each Lender the percentage set forth opposite the Lender's name on the signature page hereto. The Revolving Commitment Percentage of each Lender hereunder shall be adjusted from time to time to reflect assignments made by such Lender pursuant to Section 28 hereof.

         Revolving Loan or Loans means an Advance or Advances made under the Revolving Commitment.

         Revolving Maturity Date shall mean April 30, 2004.

         Revolving Notes means the Notes, substantially in the form of Exhibit "B" hereto issued or to be issued hereunder to each Lender, respectively, to evidence the indebtedness to such Lender arising by reason of the Advances on the Revolving Commitment, together with all modifications, renewals and extensions thereof or any part thereof.

         Security Instruments is used collectively herein to mean this Agreement, all Deeds of Trust, Mortgages, Security Agreements, Assignments of Production and Financing Statements and other collateral documents covering the Oil and Gas Properties and related personal property, equipment, oil and gas inventory and proceeds of the foregoing, all Guaranties, all pledge agreements and all collateral assignments of notes and liens, all such documents to be in form and substance reasonably satisfactory to Agent.

         Subsidiary means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Borrower or another Subsidiary.

         Total Indebtedness means, as of any date, the sum of (without duplication) (i) the Total Outstandings plus (ii) the total principal balance outstanding on the Bridge Notes.

         Total Outstandings means, as of any date, the sum of (i) the total principal balance outstanding on the Revolving Notes, plus (ii) the total face amount of all outstanding Letters of Credit, plus (iii) the total amount of all unpaid Reimbursement Obligations.

         Tranche means a set of LIBOR Loans made by the Lenders at the same time and for the same Interest Period.

         Unscheduled Redeterminations means a redetermination of the Borrowing Base made at any time other than on the dates set for the regular semi-annual redetermination of the Borrowing Base which are made (A) at the request of Borrower (but only once between Borrowing Base redeterminations), or (B) at the request of Majority Lenders, or (C) immediately after the issuance by Borrower or any Subsidiary of Borrower, including but not limited to, Addison, of any debt or any equity other than the common stock.

         Unused Commitment Fee Rate shall be three-eighths of one percent (3/8%) per annum.

         2. COMMITMENTS OF THE LENDER.

                  (a) Terms of Revolving Commitment. On the terms and conditions hereinafter set forth, each Lender agrees severally to make Advances to the Borrower from time to time during the period beginning on the Effective Date and ending on the Revolving Maturity Date in such amounts as the Borrower may request up to an amount not to exceed, in the aggregate principal amount advanced at any time, the aggregate Revolving Commitment less Total Outstandings. The obligation of the Borrower hereunder shall be evidenced by this Agreement and the Revolving Notes issued in connection herewith, said Revolving Notes to be as described in Section 3 hereof. Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Default or Event of Default (as hereinafter defined) has occurred and is continuing. Each Advance under the Revolving Commitment shall be an aggregate amount of at least $1,000,000 or any whole multiples of $100,000 in excess thereof. Irrespective of the face amount of the Revolving Note or Notes, the Lenders shall never have the obligation to Advance any amount or amounts in excess of the Revolving Commitment or to increase the Revolving Commitment.

                  (b) Terms of Bridge Loan Commitment. On the terms and conditions hereinafter set forth, each Lender agrees severally on the Effective Date to Advance to the Borrower an amount equal to each Lender's Bridge Loan Commitment. No portion of the Bridge Loan, once repaid, may be reborrowed by Borrower.

                  (c) Procedure for Borrowing. Whenever the Borrower desires an Advance under the Revolving Commitment, it shall give Agent telegraphic, telex, facsimile or telephonic notice ("Notice of Borrowing") of such requested Advance, which in the case of telephonic notice, shall be promptly confirmed in writing. Each Notice of Borrowing shall be in the form of Exhibit "A" attached hereto and shall be received by Agent not later than 11:00 a.m. Dallas, Texas time, (i) one Business Day prior to the Borrowing Date in the case of the Base Rate Loan, or (ii) three Business Days prior to any proposed Borrowing Date in the case of LIBOR Loans. Each Notice of Borrowing shall specify
         (i) the Borrowing Date (which shall be a Business Day), (ii) the principal amount to be borrowed, (iii) the portion of the Advance constituting Base Rate Loans and/or LIBOR Loans and (iv) if any portion of the proposed Advance is to constitute LIBOR Loans, the initial Interest Period selected by Borrower pursuant to Section 4 hereof to be applicable thereto. Upon receipt of such Notice, Agent shall advise each Lender thereof; provided, that if the Lenders have received at least one (1) day's notice of such Advance prior to funding of a Base Rate Loan, or at least three (3) days' notice of each Advance prior to funding in the case of a LIBOR Loan, each Lender shall provide Agent at its office at 1717 Main Street, Dallas, Texas 75201, not later than 1:00 p.m., Dallas, Texas time, on the Borrowing Date, in immediately available funds, its pro rata share of the requested Advance, but the aggregate of all such fundings by each Lender shall never exceed such Lender's Commitment. Not later than 2:00 p.m., Dallas, Texas time, on the Borrowing Date, Agent shall make available to the Borrower at the same office, in like funds, the aggregate amount of such requested Advance. Neither Agent nor any Lender shall incur any liability to the Borrower in acting upon any Notice of Borrowing referred to above which Agent or such Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this Section 2(b). Upon funding of Advances by Lenders and such funds being made available to Borrower in accordance with this

         Agreement, pursuant to any such Notice, the Borrower shall have effected Advances hereunder.

                  (d) Letters of Credit. On the terms and conditions hereinafter set forth, the Agent shall from time to time during the period beginning on the Effective Date and ending on the Revolving Maturity Date upon request of Borrower issues Letters of Credit for the account of Borrower or any of its Subsidiaries (the "Letters of Credit") in such face amounts as Borrower may request, but not to exceed in the aggregate face amount at any time outstanding the sum of Five Million Dollars ($5,000,000). The face amount of all Letters of Credit issued and outstanding hereunder shall be considered as Advances on the Revolving Commitment and all payments made by the Agent on such Letters of Credit shall be considered as Advances under the Revolving Notes. Each Letter of Credit issued for the account of Borrower hereunder shall (i) be in favor of such beneficiaries as specifically requested by Borrower, (ii) have an expiration date not exceeding the earlier of
         (a) one year or (b) five (5) business days prior to the Revolving Maturity Date, and (iii) contain such other terms and provisions as may be required by the Agent. Any letter of Credit with a one-year expiry date may provide for automatic renewal thereof for additional one-year periods (but shall in no event extend beyond the fifth (5th) Business Day prior to the Revolving Maturity Date) unless the issuer provides prior notice of non-renewal thereof to the beneficiary. Each Lender (other than Agent) agrees that, upon issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Agent's liability under such Letter of Credit in an amount equal to such Lender's Revolving Commitment Percentage of such liability, and each Lender (other than Agent) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to Agent to pay and discharge when due, its Revolving Commitment Percentage of Agent's liability under such Letter of Credit. The Borrower hereby unconditionally agrees to pay and reimburse the Agent for the amount of each demand for payment under any Letter of Credit that is in substantial compliance with the provisions of any such Letter of Credit at or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt from any beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrower of the demand and the date upon which such payment is to be made by the Agent to such beneficiary in respect of such demand. Forthwith upon receipt of such notice from the Agent, Borrower shall advise the Agent whether or not it intends to borrow hereunder to finance its obligations to reimburse the Agent, and if so, submit a Notice of Borrowing as provided in Section 2(c) hereof. If Borrower fails to so advise Agent and thereafter fails to reimburse Agent, the Agent shall notify each Lender of the demand and the failure of the Borrower to reimburse the Agent, and each Lender shall reimburse the Agent for its Revolving Commitment Percentage of each such draw paid by the Agent and unreimbursed by the Borrower. All such amounts paid by Agent and/or reimbursed by the Lenders shall be treated as an Advance or Advances under the Revolving Commitment, which Advances shall be immediately due and payable and shall bear interest at the Default Rate.

                  (e) Procedure for Obtaining Letters of Credit. The amount and date of issuance, renewal, extension or reissuance of a Letter of Credit pursuant to the Lenders' commitments above in Section 2(d) shall be designated by Borrower's written request delivered to Agent at least three (3) Business Days prior to the date of such issuance, renewal, extension or reissuance. Concurrently with or promptly following the delivery of the request for a Letter of Credit, Borrower shall execute and deliver to the Agent an application and agreement with respect to the Letters of Credit, said application and agreement to be in the form used by the Agent. The Agent shall not be obligated to issue, renew, extend or reissue such Letters of Credit if (A) the amount thereon when added to the face amount of the outstanding Letters of Credit plus any Reimbursement Obligations exceeds Five Million Dollars ($5,000,000) or
         (B) the amount thereof when added to the Total Outstandings would exceed the Revolving Commitment. Borrower agrees to pay the Agent for the benefit of the Lenders commissions for issuing the Letters of Credit (calculated separately for each Letter of Credit) in an amount equal to the greater of (i) a per annum rate equal to the LIBOR Margin then in effect applied to the face amount of the Letter of Credit or
         (ii) $150.00. Provided, however, at any time while an Event of Default has occurred and is continuing, the commission on the Letters of Credit shall be increased to two percent (2%) per annum on the face amount of each outstanding Letter of Credit. Borrower further agrees to pay Agent an additional fronting fee equal to the lesser of (i) one-eighth of one percent (0.125%) per annum on the maximum face amount of each Letter of Credit, or (ii) $150, plus documentary and processing charges in accordance with Agent's standard schedule of charges with respect to the issuance, amendment, cancellation, negotiation or transfer of each Letter of Credit and drawing made thereunder. Such commissions shall be payable prior to the issuance of each Letter of Credit and thereafter on each annual anniversary date of such issuance while such Letter of Credit is outstanding.

                  (f) Voluntary Reduction of Revolving Commitment. Subject to the provisions of Section 5(e) hereof, the Borrower may at any time, or from time to time, upon not less than three (3) Business Days' prior written notice to Agent, reduce or terminate the Revolving Commitment; provided, however, that (i) each reduction in the Revolving Commitment must be in the amount of $1,000,000 or more, in increments of $1,000,000 and (ii) each reduction must be accompanied by a prepayment of the Notes in the amount by which the outstanding principal balance of the Notes exceeds the Revolving Commitment as reduced pursuant to this Section 2.

                  (g) Mandatory Revolving Commitment Reductions. The Borrowing Base shall be reduced from time to time by an amount of any prepayment required by Section 12(r) hereof upon the sale of assets. If, as a result of any such reduction in the Borrowing Base, the Total Outstandings ever exceed the Borrowing Base then in effect, the Borrower shall make the mandatory prepayment of principal required pursuant to Section 9(b) hereof.

                  (h) Several Obligations. The obligations of the Lenders under the Commitments are several and not joint. The failure of any Lender to make an Advance required to be made by it shall not relieve any other Lender of its obligation to make its Advance, and no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender. No Lender shall be required to lend hereunder any amount in excess of its legal lending limit.

                  (i) Type and Number of Advances. Any Advance on the Commitments may be a Base Rate Loan or a LIBOR Loan, or a combination thereof, as selected by the Borrower pursuant to Section 4 hereof. The total number of Tranches which may be outstanding at any time shall never exceed six (6) from the Effective Date through the earlier of (i) the Bridge Loan Maturity Date or (ii) payment in full of the Bridge Loan, and four (4) thereafter.

         3. NOTES EVIDENCING LOANS. The loans described above in Section 2 shall be evidenced by promissory notes of Borrower as follows:

                  (a) Form of Revolving Notes. The Revolving Loan shall be evidenced by a Revolving Note or Notes in the aggregate face amount of $124,000,000, and shall be in the form of Exhibit "B" hereto with appropriate insertions. Notwithstanding the face amount of the Revolving Notes, the actual principal amount due from the Borrower to Lenders on account of the Revolving Notes, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, less all principal payments actually received by Lenders in collected funds with respect thereto. Although the Revolving Notes may be dated as of the Effective Date, interest in respect thereof shall be payable only for the period during which the loans evidenced thereby are outstanding and, although the stated amount of the Revolving Notes may be higher, the Revolving Notes shall be enforceable, with respect to Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Revolving Loans. Irrespective of the face amount of the Revolving Notes, no Lender shall ever be obligated to advance on the Revolving Commitment any amount in excess of its Revolving Commitment then in effect.

                  (b) Form of Bridge Notes. The Bridge Loan shall be evidenced by a Bridge Note or Notes in the aggregate face amount of $16,000,000, and shall be in the form of Exhibit "C" hereto with appropriate insertions.

                  (c) Issuance of Additional Notes. At the Effective Date there shall be outstanding (i) Revolving Notes in the aggregate face amount of $150,000,000 payable to the order of Lenders and (ii) Bridge Notes in the aggregate face amount of $16,000,000 payable to the order of Lenders. From time to time new Notes may issued to other Lenders as such Lenders become parties to this Agreement. Upon request from Agent, the Borrower shall execute and deliver to Agent any such new or additional Notes. From time to time as new Notes are issued the Agent shall require that each Lender exchange its Note(s) for newly issued Note(s) to better reflect the extent of each Lender's Commitments hereunder.

                  (d) Interest Rates. The unpaid principal balance of the Notes shall bear interest from time to time as set forth in Section 4 hereof.

                  (e) Payment of Interest. Interest on the Notes shall be payable on each Interest Payment Date.

                  (f) Payment of Principal:

                           (i) Revolving Notes: Principal of the Revolving Note
                  or Notes shall be due and payable to the Agent for the ratable benefit of the Lenders on the Revolving Maturity Date unless earlier due in whole or in part as a result of an acceleration of the amount due or pursuant to the mandatory prepayment provisions of Sections 9(b) hereof.

                           (ii) Bridge Notes: Principal of the Bridge Note or
                  Notes shall be due and payable to the Agent for the ratable benefit of the Lenders on the Bridge Loan Maturity Date unless earlier due in whole or in part as a result of an acceleration of the amount due.

                  (g) Payment to Lenders. Each Lender's Pro Rata Part of payment or prepayment of the Loans shall be directed by wire transfer to such Lender by the Agent at the address provided to the Agent for such Lender for payments no later than 2:00 p.m., Dallas, Texas, time on the Business Day such payments or prepayments are deemed hereunder to have been received by Agent; provided, however, in the event that any Lender shall have failed to make an Advance as contemplated under Section 2 hereof (a "Defaulting Lender") and the Agent or another Lender or Lenders shall have made such Advance, payment received by Agent for the account of such Defaulting Lender or Lenders shall not be distributed to such Defaulting Lender or Lenders until such Advance or Advances shall have been repaid in full to the Lender or Lenders who funded such Advance or Advances. Any payment or prepayment received by Agent at any time after 12:00 noon, Dallas, Texas, time on a Business Day shall be deemed to have been received on the next Business Day. Interest shall cease to accrue on any principal as of the end of the day preceding the Business Day on which any such payment or prepayment is deemed hereunder to have been received by Agent. If Agent fails to transfer any principal amount to any Lender as provided above, then Agent shall promptly direct such principal amount by wire transfer to such Lender.

                  (h) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, or otherwise) on account of the Loans, (including, without limitation, any set-off) which is in excess of its Pro Rata Part of payments on either of the Loans, as the case may be, obtained by all Lenders, such Lender shall purchase from the other Lenders such participation as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of the recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of offset) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  (i) Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which such Lender is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was made available by the Agent until the date the Agent recovers such amount at the rate applicable to such portion of the applicable Loan.

         4. INTEREST RATES.

                  (a)      Options.

                           (i) Base Rate Loans. On all Base Rate Loans the
                  Borrower agrees to pay interest on the Notes calculated on the basis of the actual days elapsed in a year consisting of 365 days, or if appropriate, 366 days with respect to the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate (defined herein), or (ii) the Base Rate. Subject to the provisions of this Agreement as to prepayment, the principal of the Notes representing Base Rate Loans shall be payable as specified in
                  Section 3(e) hereof and the interest in respect of each Base Rate Loan shall be payable on each Interest Payment Date applicable thereto. Past due principal and, to the extent permitted by law, past due interest in respect to each Base Rate Loan, shall bear interest, payable on demand, at a rate per annum equal to the Default Rate.

                           (ii) LIBOR Loans. On all LIBOR Loans the Borrower
                  agrees to pay interest calculated on the basis of a year consisting of 360 days with respect to the unpaid principal amount of each LIBOR Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the LIBOR Rate. Subject to the provisions of this Agreement with respect to prepayment, the principal of the Notes shall be payable as specified in Section 3(e) hereof and the interest with respect to each LIBOR Loan shall be payable on each Interest Payment Date applicable thereto. Past due principal and, to the extent permitted by law, past due interest shall bear interest, payable on demand, at a rate per annum equal to the Default Rate. Upon three (3) Business Days' written notice prior to the making by the Lenders of any LIBOR Loan (in the case of the initial Interest Period therefor) or the expiration date of each succeeding Interest Period (in the case of subsequent Interest Periods therefor), Borrower shall have the option, subject to compliance by Borrower with all of the provisions of this Agreement, as long as no Event of Default exists, to specify whether the Interest Period commencing on any such date shall be a one (1), two (2) or three (3) month period. If Agent shall not have received timely notice of a designation of such Interest Period as herein provided, Borrower shall be deemed to have elected to convert all maturing LIBOR Loans to Base Rate Loans.

                  (b) Interest Rate Determination. The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Lenders of each rate of interest so determined and its determination thereof shall be conclusive absent error.

                  (c) Conversion Option. Borrower may elect from time to time
         (i) to convert all or any part of its LIBOR Loans to Base Rate Loans by giving Agent irrevocable notice of such election in writing prior to 10:00 a.m. (Dallas, Texas time) on the conversion date and such conversion shall be made on the requested conversion date, provided that any such conversion of LIBOR Loan shall only be made on the last day of the Interest Period with respect thereof, (ii) to convert all or any part of its Base Rate Loans to LIBOR Loans by giving the Agent irrevocable written notice of such election three (3) Business Days prior to the proposed conversion and such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day, on the next succeeding Business Day. Any such conversion shall not be deemed to be a prepayment of any of the loans for purposes of this Agreement or the Notes.

                  (d) Recoupment. If at any time the applicable rate of interest selected pursuant to Sections 4(a)(i) or 4(a)(ii) above shall exceed the Maximum Rate, thereby causing the interest on the Notes to be limited to the Maximum Rate, then any subsequent reduction in the interest rate so selected or subsequently selected shall not reduce the rate of interest on the Notes below the Maximum Rate until the total amount of interest accrued on the Note equals the amount of interest which would have accrued on the Notes if the rate or rates selected pursuant to Sections 4(a)(i) or (ii), as the case may be, had at all times been in effect.

         5. SPECIAL PROVISIONS RELATING TO LOANS.

                  (a) Unavailability of Funds or Inadequacy of Pricing. In the event that, in connection with any proposed LIBOR Loan, the Agent reasonably determines, which determination shall, absent manifest error, be final, conclusive and binding upon all parties, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the LIBOR Rate or such rate will not accurately reflect the costs to the Lenders of funding LIBOR Loan for such Interest Period, the Agent shall give notice of such determination to the Borrower and the Lenders, whereupon, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make, continue or convert Loans into LIBOR Loan shall be suspended, and all loans to Borrower shall be Base Rate Loans during the period of suspension.

                  (b) Change in Laws. If at any time any new law or any change in existing laws or in the interpretation of any new or existing laws shall make it unlawful for any Lender to make or continue to maintain or fund LIBOR Loans hereunder, then such Lender shall promptly notify Borrower in writing and such Lender's obligation to make, continue or convert Loans into LIBOR Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain LIBOR Loans. Upon receipt of such notice, Borrower shall either repay the outstanding LIBOR Loans owed to such Lender, without penalty, on the last day of the current Interest Periods (or, if any Lender may not lawfully continue to maintain and fund such LIBOR Loans, immediately), or Borrower may convert such LIBOR Loans at such appropriate time to Base Rate Loans.

                  (c) Increased Cost or Reduced Return.

                           (i) If, after the date hereof, the adoption of any
                  applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                                    (A) shall subject such Lender to any tax,
                           duty, or other charge with respect to any LIBOR Loans, its Notes, or its obligation to make LIBOR Loans, or change the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any LIBOR Loan (other than franchise taxes and taxes imposed on or measured by the overall net income of such Lender);

                                    (B) shall impose, modify, or deem applicable
                           any reserve, special deposit, assessment, or similar requirement (other than reserve requirements, if any, taken into account in the determination of the LIBOR
                           Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender, including the Commitment of such Lender hereunder; or

                                    (C) shall impose on such Lender or on the
                           London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

                  and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing, or maintaining any LIBOR Loan or to reduce any sum received or receivable by such Lender under this Agreement or its Notes with respect to any LIBOR Loan, then Borrower shall pay to such Lender on demand such amount or amounts as will reasonably compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this Section 5(c), Borrower may, by notice to such Lender (with a copy to Agent), suspend the obligation of such Lender to make or continue LIBOR Loans, or to convert all or part of the Base Rate Loans owing to such Lender to LIBOR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                           (ii) If, after the date hereof, any Lender shall have
                  determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will reasonably compensate such Lender for such reduction.

                           (iii) Each Lender shall promptly notify Borrower and
                  Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 5(c) and will designate a separate lending office, if applicable, if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 5(c) shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                           (iv) Any Lender giving notice to the Borrower through
                  the Agent pursuant to Section 5(c) shall give to the Borrower a statement signed by an officer of such Lender setting forth in reasonable detail the basis for, and the calculation of such additional cost, reduced payments or capital requirements, as the case may be, and the additional amounts required to compensate such Lender therefor.

                           (v) Within five (5) Business Days after receipt by
                  the Borrower of any notice referred to in Section 5(c), the Borrower shall pay to the Agent for the account of the Lender issuing such notice such additional amounts as are required to compensate such Lender for the increased cost, reduced payments or increased capital requirements identified therein, as the case may be.

                  (d) Discretion of Lender as to Manner of Funding. Notwithstanding any provisions of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loan in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the last day of the Interest Period applicable to such LIBOR Loan and bearing an interest rate to the applicable interest rate for such LIBOR Period.

                  (e) Breakage Fees. Without duplication under any other provision hereof, if any Lender incurs any loss, cost or expense including, without limitation, any loss of profit and loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Lenders as a result of any of the following events other than any such occurrence as a result in the change of circumstances described in Sections 5(a) and (b):

                           (i) any payment, prepayment or conversion of a LIBOR
                  Loan on a date other than the last day of its Interest Period (whether by acceleration, prepayment or otherwise);

                           (ii) any failure to make a principal payment of a
                  LIBOR Loan on the due date thereof; or

                           (iii) any failure by the Borrower to borrow,
                  continue, prepay or convert to a LIBOR Loan on the dates specified in a notice given pursuant to Section 2(b) or 4(c) hereof;

         then the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall furnish to Borrower and Agent a statement setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such statement shall be conclusive and binding absent manifest error.

                  (f) Replacement of Lenders. If any Lender suspends its obligations to make LIBOR Loans pursuant to Section 5(b) or requests compensation under Section 5(c), then Borrower, with the consent of the Agent, shall have the right to remove or replace such Lender as a party to this Agreement, Borrower may, upon notice to such Lender and Agent and with the consent of the Agent, (i) remove such Lender by terminating such Lender's Revolving commitment, or (ii) replace such Lender by causing such Lender to assign its Revolving Commitment (without payment of any assignment fee) pursuant to Section 28 to one or more other Lenders or Eligible Assignees procured by Borrower and approved by Agent. Borrower shall pay in full all principal, interest, fees, and other amounts owing to such Lender through the date of termination or assignment. Any Lender being replaced shall execute and deliver an Assignment and Acceptance Agreement with respect to such Lender's Revolving Commitment and outstanding Loans.

         6. COLLATERAL SECURITY. To secure the performance by Borrower of its obligations hereunder, and under the Notes and Security Instruments, whether now or hereafter incurred, matured or unmatured, direct or contingent, joint or several, or joint and several, including extensions, modifications, renewals and increases thereof, and substitutions therefor, Borrower shall herewith grant and assign to Agent for the ratable benefit of the Lenders a first and prior Lien on certain of its Oil and Gas Properties, certain related equipment, oil and gas inventory and proceeds of the foregoing. To secure the performance of the Guarantors under the Guaranties, whether now or hereafter incurred, matured or unmatured, direct or contingent, joint or several, or joint and several, including, extensions, modifications, renewals and increases thereof, and substitutions therefor, the Guarantors shall of even date herewith grant and assign to Agent for the ratable benefit of the Lenders a first and prior Lien on certain of their Oil and Gas Properties, certain related equipment, oil and gas inventory and the proceeds of the foregoing. To further secure the performance by the Borrower hereunder, the Borrower shall (i) grant to the Agent for the ratable benefit of the Lenders a first and prior Lien on all of the issued and outstanding voting securities of each of its domestic Subsidiaries and (ii) grant to the Agent for the ratable benefit of the Lenders a first and prior lien on 66% of the outstanding voting stock of its foreign Subsidiaries, including but not limited to, Addison, and (iii) collaterally assign to the Agent for the ratable benefit of the Lenders the $25,000,000 promissory note (the "Addison Note") and collateral documents executed by Addison for the benefit of Borrower and all collateral, if any, securing the same. The Oil and Gas Properties herewith mortgaged to the Agent by the Borrower and the Guarantors shall represent not less than 90% of the Engineered Value (as hereinafter defined) of Borrower's and Guarantors' Oil and Gas Properties as of the Effective Date. In addition to the mortgaging of the Oil and Gas Properties, Borrower shall provide the Lenders with the Guaranties of all of its material domestic subsidiaries. Obligations arising from (i) agreements arising from Rate Management Transactions between Borrower or any Guarantor and one or more of the Lenders or an Affiliate of any of the Lenders and (ii) Borrowers guaranty of obligations owed by Addison under the Canadian Credit Agreement shall be secured by the Collateral (as hereinafter defined) on a pari passu basis with the indebtedness and obligations of the Borrower under the Loan Documents. All Oil and Gas Properties and other collateral in which Borrower or any Guarantor herewith grants or hereafter grants to Agent for the ratable benefit of the Lenders a first and prior Lien (to the satisfaction of the Agent) in accordance with this
Section 6 or the Oil and Gas Properties, as such properties and interests are from time to time constituted, are hereinafter collectively called the "Collateral".

         Notwithstanding anything contained herein or in the other Loan Documents to the contrary, the principal of the Addison Note may be converted, in whole or in part, into equity of Addison and the Addison Note returned to Borrower and cancelled so long as (a) no Event of Default exists, (b) the Bridge Loan has been paid in full, (c) no Borrowing Base Deficiency exists, (d) 66% of the outstanding voting stock of Addison is collaterally assigned to Agent for the ratable benefit of Lenders, and (e) any substitute note or notes for the Addison Note are collaterally assigned to Agent for the ratable benefit of Lenders.

         The granting and assigning of such security interests and Liens by Borrower and one or more of the Guarantors shall be pursuant to Security Instruments in form and substance reasonably satisfactory to the Agent. Concurrently with the delivery of each of the Security Instruments or within a reasonable time thereafter, Borrower and the Guarantors shall have furnished to the Agent mortgage and title opinions and other title information reasonably satisfactory to Agent with respect to the title and Lien status of Borrower's and Guarantors' interests in not less than 80% of the Engineered Value . "Engineered Value" for this purpose shall mean future net revenues discounted at the discount rate being used by the Agent as of the date of any such determination utilizing the pricing parameters used in the engineering report furnished to the Agent, pursuant to Sections 7 and 12 hereof. Borrower will cause to be executed and delivered to the Agent, in the future, additional Security Instruments if the Agent reasonably deems such are necessary to insure perfection or maintenance of Lenders' security interests and Liens in the Oil and Gas Properties or any part thereof.

         7. BORROWING BASE.

                  (a) Initial Borrowing Base. At the Effective Date, the Borrowing Base shall be $62,000,000.

                  (b) Subsequent Determinations of Borrowing Base. Until the Bridge Loan is paid in full, the Borrowing Base shall be redetermined every ninety (90) days beginning ninety (90) days after the Effective Date. Once the Bridge Loan is paid in full, the subsequent determinations of the Borrowing Base shall be made by the Lenders semi-annually on May 1 and November 1 of each year beginning November 1, 2001 (if the Bridge Loan is paid in full by such date) or as Unscheduled Redeterminations. By March 1 each year, beginning March 1, 2002, Borrower shall furnish to the Lenders an engineering report in form and substance reasonably satisfactory to Agent prepared by an independent petroleum engineering firm acceptable to Agent, said engineering report to utilize economic and pricing parameters used by the Agent as established from time to time, together with such other information, reports and data concerning the value of the Oil and Gas Properties as Agent shall deem reasonably necessary to determine the value of such Oil and Gas Properties. By September 1 of each year beginning September 1, 2001, or within thirty (30) days after either
         (i) receipt of notice from Agent that the Lenders require an Unscheduled Redetermination, or (ii) the Borrower gives notice to Agent of its desire to have an Unscheduled Redetermination performed, the Borrower shall furnish to the Lenders an engineering report in form and substance reasonably satisfactory to Agent, said engineering report to utilize economic and pricing parameters used by the Agent as established from to time, together with such other information, reports and data concerning the value of such Oil and Gas Properties. Agent shall by written notice to the Borrower no later than May 1 and November 1 of each year, or within a reasonable time thereafter (herein called the "Determination Date"), notify the Borrower of the designation by the Lenders of the new Borrowing Base for the period beginning on such Determination Date and continuing until, but not including, the next Determination Date. If an Unscheduled Redetermination is to be made by the Lenders, the Agent shall notify the Borrower within a reasonable time after receipt of all requested information of the new Borrowing Base, and such new Borrowing Base shall continue until the next Determination Date. If the Borrower does not furnish all such information, reports and data by any date specified in this Section 7(b), unless such failure is of no fault of the Borrower, the Lenders may nonetheless designate the Borrowing Base at any amounts which the Lenders in their reasonable discretion determine and may redesignate the Borrowing Base from time to time thereafter until the Lenders receive all such information, reports and data, whereupon the Lenders shall designate a new Borrowing Base as described above. The procedure for determining the Borrowing Base at each redetermination shall be that the Agent shall determine the Borrowing Base and submit the same to the Lenders. Increases in the Borrowing Base will require approval of all Lenders, but other changes in the Borrowing Base will be subject to the approval of Majority Lenders. If any redetermined Borrowing Base is not approved by Majority Lenders within twenty (20) days after submission to the Lenders by the Agent, the Agent shall notify each of the Lenders that the proposed Borrowing Base has not been approved and each Lender will submit within ten (10) days thereafter its proposed Borrowing Base. The redetermined Borrowing Base shall be then determined based upon the weighted arithmetic average of the proposed amounts submitted by each Lender, said proposals to be weighted according to each Lender's Commitment. Each Lender shall determine the amount of the Borrowing Base based upon the loan collateral value which such Lender in its sole discretion (using such methodology, assumptions and discount rates as such Lender customarily uses in assigning collateral value to oil and gas properties, oil and gas gathering systems, gas processing and plant operations) assigns to such Oil and Gas Properties of the Borrower at the time in question and based upon such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Borrower and its affiliates) as such Lender customarily considers in evaluating similar oil and gas credits. If at any time any of the Oil and Gas Properties are sold, the Borrowing Base then in effect shall automatically be reduced by a sum equal to the amount of prepayment, if any, required to be made pursuant to Section 12(r) hereof. The Borrowing Base shall be additionally reduced from time to time pursuant to the provisions of Sections 2(f) hereof. It is expressly understood that the Lenders have no obligation to designate the Borrowing Base at any particular amounts, except in the exercise of their discretion, whether in relation to the Commitments or otherwise. Provided, however, that the Lenders shall not have the obligation to designate a Borrowing Base in an amount in excess of the Revolving Commitment.

         8. FEES.

                  (a) Unused Commitment Fee. The Borrower shall pay to Agent for the ratable benefit of the Lenders an unused commitment fee (the "Unused Commitment Fee") equivalent to the Unused Commitment Fee Rate times the daily average of the unadvanced amount of the Revolving Commitment (i.e., the Revolving Commitment minus the Total Outstandings). Such Unused Commitment Fee shall be calculated on the basis of a year consisting of 360 days. The Unused Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter beginning June 30, 2001 with the final fee payment due on the Revolving Maturity Date for any period then ending for which the Unused Commitment Fee shall not have been theretofore paid. In the event the Revolving Commitment terminates on any date prior to the end of any such quarterly period, the Borrower shall pay to the Agent for the ratable benefit of the Lenders, on the date of such termination, the total Unused Commitment Fee due for the period in which such termination occurs.

                  (b) The Letter of Credit Fee. Borrower shall pay to the Agent the Letter of Credit fees required above in Section 2(e).

                  (c) Arrangement Fee. Borrower shall pay to Arranger an arrangement fee as agreed upon between Arranger and Borrower.

                  (d) Closing Fee. The Borrower shall pay to each Lender a Closing Fee as set forth on Schedule "9" hereto.

                  (e) Borrowing Base Increase Fee. The Borrower shall pay to the Agent for the ratable benefit of the Lenders a Borrowing Base increase fee equal to one-quarter of one percent (.25%) of the amount of any incremental increase in the Borrowing Base from the amount of the Borrowing Base set as of the preceding Determination Date (whether scheduled or made as an Unscheduled Redetermination), said fee to be payable upon notice to Borrower of such increase.

                  (f) Agency Fee. The Borrower shall pay to the Agent an annual Agency Fee for acting as administrative agent hereunder in an amount agreed upon between Agent and Borrower.

         9. PREPAYMENTS.

                  (a) Voluntary Prepayments. Subject to the provisions of
         Section 5(e) hereof, the Borrower may at any time and from time to time, without penalty or premium, prepay the Notes, in whole or in part. Each such prepayment shall be made on at least three (3) Business Days' notice to Agent in the case of LIBOR Loan Tranches and without notice in the case of Base Rate Loans and shall be in a minimum amount of (i) $500,000 or any whole multiple of $100,000 in excess thereof (or the unpaid balance of the Notes, whichever is less), for Base Rate Loans, plus accrued interest thereon and (ii) $1,000,000 or any whole multiple of $100,000 in excess thereof (or the unpaid balance on the Notes, whichever is less) for LIBOR Loans, plus accrued interest thereon to the date of prepayment.

                  (b) Mandatory Prepayment For Borrowing Base Deficiency. In the event the Total Indebtedness ever exceeds the Borrowing Base as determined by Lenders pursuant to Section 7(b) hereof (a "Borrowing Base Deficiency"), the Borrower shall, within ten (10) days after written notification from the Agent, either (A) by instruments reasonably satisfactory in form and substance to the Lender, provide the Agent with collateral with value and quality in amounts satisfactory to all of the Lenders in their discretion in order to increase the Borrowing Base by an amount at least equal to such excess, or (B) prepay, without premium or penalty, the principal amount of the Notes in an amount at least equal to such excess plus accrued interest thereon to the date of prepayment, or (C) prepay, without premium or penalty, the principal amount of such excess in not more than six (6) equal monthly installments to be applied to principal plus accrued interest thereon with the first such monthly payment being due upon the 30th day after receipt of notice of such deficiency; provided, however, that the entire principal amount of such excess must be repaid before the next Determination Date. If the Total Indebtedness ever exceeds the Revolving Commitment as a result of a required reduction in the Revolving Commitment pursuant to Section 2(g) hereof, then in such event, Borrower shall, upon written notice, immediately prepay the principal amount of the Notes in an amount at least equal to such excess plus accrued interest to the date of prepayment.

                  (c) Mandatory Prepayment of Bridge Loan. If at any time prior to the payment in full of the Bridge Loan, (i) a Capital Event shall occur, Borrower shall prepay from the net proceeds received by Borrower from such Capital Event, the outstanding balance, principal and interest, due on the Bridge Notes as of such date or (ii) a sale of assets shall occur, Borrower shall, after first curing any Borrowing Base Deficiency then existing under the terms of Section 9(b) hereof, prepay the remaining net proceeds received from any such asset sale on the outstanding balance, principal and interest, due on the Bridge Notes with any net proceeds remaining after payment in full of the Bridge Loan to be prepaid on the principal balance due on the Revolving Notes pursuant to the provisions of Section 12(q) hereof.

         10. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to enter into this Agreement, the Borrower represents and warrants to the Lenders (which representations and warranties will survive the delivery of the Notes) that:

                  (a) Creation and Existence. Borrower is a corporation validly existing and in good standing under the laws of the of the State of Texas and is duly qualified in all jurisdictions wherein failure to qualify may result in a Material Adverse Effect. Each of the Guarantors is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and is duly qualified in all jurisdictions wherein failure to qualify may result in a Material Adverse Effect. Borrower and each Guarantor has all corporate power and authority to own their respective properties and assets and to transact the business in which they are engaged.

                  (b) Power and Authority. Borrower is duly authorized and empowered to create and issue the Notes; and Borrower and each Guarantor is duly authorized and empowered to execute, deliver and perform their respective Loan Documents, including this Agreement; and all corporate action on Borrower's and each Guarantor's part requisite for the due creation and issuance of the Notes and for the due execution, delivery and performance of the Loan Documents, including this Agreement, has been duly and effectively taken.

                  (c) Binding Obligations. This Agreement does, and the Notes and other Loan Documents upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of the Borrower and each Guarantor, respectively, enforceable in accordance with its respective terms (except that enforcement may be subject to general principles of equity and any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors' rights generally).

                  (d) No Legal Bar or Resultant Lien. The Notes and the Loan Documents, including this Agreement, do not and will not, to the best of Borrower's or any Guarantor's knowledge violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Borrower or any Guarantor is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of Borrower, other than those contemplated by this Agreement.

                  (e) No Consent. The execution, delivery and performance by Borrower of the Notes and the execution, delivery and performance by Borrower and each Guarantor of the other Loan Documents, including this Agreement, does not require the consent or approval of any other person or entity, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof except for consents required for federal, state and, in some instances, private leases, right of ways and other conveyances or encumbrances of oil and gas leases.

                  (f) Financial Condition. The audited Financial Statements of Borrower dated as of December 31, 2000 which have been delivered to Lenders by Borrower are complete and correct in all material respects and fully and accurately reflect in all material respects the financial conditions and the results of the operations of Borrower as of such date and for the period stated and no change has occurred between such date and the Effective Date in the condition, financial or otherwise of Borrower which is reasonably expected to have a Material Adverse Effect, except as disclosed to Lenders in Schedule "2" attached hereto.

                  (g) Liabilities. Neither Borrower nor any Guarantor has any material liability, direct or contingent on the Effective Date, except as disclosed to the Lenders in the Financial Statements and on Schedule "3" attached hereto. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of Borrower or any Guarantor which is reasonably expected to have a Material Adverse Effect.

                  (h) Litigation. Except as described in the Financial Statements, or as otherwise disclosed to the Lenders in Schedule "4" attached hereto, on the Effective Date there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the officers of Borrower, threatened against or affecting Borrower or any Guarantor which involves the possibility of any judgment or liability not fully covered by insurance, and which is reasonably expected to have a Material Adverse Effect.

                  (i) Taxes; Governmental Charges. Borrower and each Guarantor have filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or its assets, properties or income which are due and payable, including interest and penalties, the failure of which to pay could reasonably be expected to have a Material Adverse Effect, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

                  (j) Titles, Etc. Borrower and each Guarantor have good and defensible title to all of their material assets, including without limitation, the Oil and Gas Properties, free and clear of all liens or other encumbrances except Permitted Liens.

                  (k) Defaults. Neither Borrower nor any Guarantor is in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which Borrower or any Guarantor is a party in any respect that would be reasonably expected to have a Material Adverse Effect. No Event of Default hereunder has occurred and is continuing.

                  (l) Casualties; Taking of Properties. Since the dates of the latest Financial Statements of the Borrower delivered to Lenders, neither the business nor the assets or properties of Borrower or any Guarantor has been affected (to the extent it is reasonably expected to cause a Material Adverse Effect), as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

                  (m) Use of Proceeds; Margin Stock. The proceeds of the Commitment may be used by the Borrower for the purposes of (i) refinance existing indebtedness, (ii) the acquisition of Addison, (iii) acquisition, exploration and development of oil and gas properties,
         (iv) Letters of Credit, and (v) working capital and other general corporate purposes. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock " as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U.

                  Neither Borrower nor any person or entity acting on behalf of the Borrower has taken or will take any action which might cause the loans hereunder or any of the Loan Documents, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

                  (n) Location of Business and Offices. The principal place of business and chief executive offices of the Borrower and each Guarantor are located at the address as stated in Section 17 hereof.

                  (o) Compliance with the Law. To the best of Borrower's knowledge, neither Borrower nor any Guarantor:

                           (i) is in violation of any law, judgment, decree,
                  order, ordinance, or governmental rule or regulation to which Borrower, or any of its assets or properties are subject; or

                           (ii) has failed to obtain any license, permit,
                  franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of its business;

         which violation or failure is reasonably expected to have a Material Adverse Effect.

                  (p) No Material Misstatements. No information, exhibit or report furnished by Borrower or any Guarantor to the Lenders in connection with the negotiation of this

         Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

                  (q) Not A Utility. Neither Borrower nor any Guarantor is an entity engaged in the State of Texas in the (i) generation, transmission, or distribution and sale of electric power; (ii) transportation, distribution and sale through a local distribution system of natural or other gas for domestic, commercial, industrial, or other use; (iii) provision of telephone or telegraph service to others;
         (iv) production, transmission, or distribution and sale of steam or water; (v) operation of a railroad; or (vii) provision of sewer service to others.

                  (r) ERISA. Borrower and each Guarantor is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 403 of ERISA, has occurred with respect to any Plan of Borrower or any Guarantor.

                  (s) Public Utility Holding Company Act. Neither Borrower nor any Guarantor is a "holding company", or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (t) Subsidiaries. Each of the Borrower's and the Guarantors' Subsidiaries are listed on Schedule "5" hereto.

                  (u) Environmental Matters. Except as disclosed on Schedule "6", as of the Effective Date neither Borrower nor any Guarantor (i) has received notice or otherwise learned of any Environmental Liability which would be reasonably expected to individually or in the aggregate have a Material Adverse Effect arising in connection with (A) any non-compliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste into the environment, (ii) has received notice of any threatened or actual liability in connection with the release or notice of any threatened release of any toxic or hazardous waste into the environment which would be reasonably expected to individually or in the aggregate have a Material Adverse Effect or (iii) has received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which Borrower or any Guarantor is or may be liable which could reasonably be expected to result in a Material Adverse Effect.

                  (v) Liens. Except (i) as disclosed on Schedule "1" hereto and
         (ii) for Permitted Liens, the assets and properties of the Borrower and each Guarantor are free and clear of all liens and encumbrances.

         11. CONDITIONS OF LENDING.

         (a) The effectiveness of this Agreement, and the obligation to make the initial Advance or issue any initial Letter of Credit under the Commitment shall be subject to satisfaction of the following conditions precedent:

                  (i) Borrower's Execution and Delivery. Borrower shall have executed and delivered the Agreement, the Notes and other required Loan Documents, all in form and substance satisfactory to the Agent;

                  (ii) Guarantor's Execution and Delivery. Each Guarantor shall have executed and delivered its Guaranty in the form of Exhibit "D" hereto and other required Loan Documents;

                  (iii) Legal Opinions. The Agent shall have received from Borrower's and Guarantors' legal counsel one or more favorable legal opinions in form and substance reasonably satisfactory to the Agent;

                  (iv) Corporate Resolutions. The Agent shall have received appropriate certified corporate resolutions of Borrower and each Guarantor;

                  (v) Good Standing. The Agent shall have received evidence of existence and good standing for Borrower and each Guarantor;

                  (vi) Incumbency. The Agent shall have received a signed certificate of Borrower and each Guarantor, certifying the names of the officers of Borrower and each Guarantor authorized to sign loan documents on behalf of Borrower and each Guarantor, together with the true signatures of each such officer. The Agent may conclusively rely on such certificate until the Agent receives a further certificate of Borrower and each Guarantor canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate;

                  (vii) Environmental Review. The Agent shall have completed a satisfactory environmental review of all of the properties and operations of Borrower and its Subsidiaries.

                  (viii) Articles of Incorporation and Bylaws. The Agent shall have received copies of Articles of Incorporation for the Borrower and each Guarantor together with all amendments thereto, appropriately certified by governmental authority in the jurisdiction of incorporation of the Borrower and the Guarantors, and a copy of the Bylaws of the Borrower and each Guarantor, and all amendments thereto, certified by one or more officers of Borrower or a Guarantor, as the case may be, as being true, correct and complete;

                  (ix) Acquisition. The Agent shall have received satisfactory evidence that the acquisition by Borrower's Subsidiary, EXCO Resources Canada, Inc. of all the issued and outstanding stock of Addison has closed, or is closing contemporaneously herewith, pursuant to the terms of the Offer to Purchase;

                  (x) Subordination. The Agent shall have received evidence that all notes owed by Addison to Borrower have been satisfactorily subordinated to obligations owed under the Canadian Credit Facility;

                  (xi) Other Indebtedness. The Agent shall have received satisfactory evidence that all obligations owed to, and collateral securing indebtedness owned by, Borrower pursuant to the terms of the Bank of America Agreement have been assigned to the Agent;

                  (xii) Canadian Indebtedness. The Agent shall have received satisfactory evidence that (i) all credit facilities owed by Addison prior to its acquisition by Borrower's Subsidiary, EXCO Resources Canada, Inc., have been either paid in full and discharged or assigned to the Lenders under the Canadian Credit Agreement; and (ii) the new credit facility described in the Canadian Credit Agreement shall have closed and funded or be funding contemporaneously with the funding hereunder;

                  (xiii) Intercreditor Agreement. The Agent shall have received evidence that the Intercreditor Agreement has been executed by all parties thereby;

                  (xiv) Payment of Closing Fee. The Agent shall have received for the benefit of Lenders the Closing Fee required pursuant to Section 8 hereof as set forth on Schedule "9" hereto;

                  (xv) Representation and Warranties. The representations and warranties of Borrower under this Agreement shall be true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

                  (xvi) No Event of Default. No Default or Event of Default shall have occurred and be continuing;

                  (xvii) Other Documents. Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as Agent or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent; and

                  (xviii) Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of Borrower.

         (b) The obligation of the Lenders to make any Advance or issue any Letter of Credit under the Commitment (other than the initial Advance) shall be subject to the following additional conditions precedent that, at the date of making each such Advance and after giving effect thereto:

                  (i) Representation and Warranties. The representations and warranties of Borrower under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date); and

                  (ii) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

         12. AFFIRMATIVE COVENANTS. A deviation from the provisions of this
Section 12 shall not constitute a Default or an Event of Default under this Agreement if such deviation is consented to in writing by Majority Lenders prior to the date of deviation. The Borrower will at all times comply, and will cause each Guarantor to comply, with the covenants contained in this Section 12 from the date hereof and for so long as the Commitments are in existence or any amount is owed to the Agent or the Lenders under this Agreement or the other Loan Documents.

                  (a) Financial Statements and Reports. Borrower shall promptly furnish to the Agent from time to time upon request such information regarding the business and affairs and financial condition of Borrower and Guarantor, as the Agent may reasonably request, and will furnish to the Agent:

                           (i) Annual Audited Financial Statements. As soon as
                  available, and in any event within ninety (90) days after the close of each fiscal year, the annual audited consolidated Financial Statements of Borrower, prepared in accordance with GAAP accompanied by an unqualified opinion on such consolidated statements rendered by an independent accounting firm reasonably acceptable to the Agent;

                           (ii) Quarterly Financial Statements. As soon as
                  available, and in any event within forty-five (45) days after the end of each fiscal quarter of each year, the quarterly unaudited, consolidated and consolidating Financial Statements of the Borrower and each Guarantor prepared in accordance with GAAP;

                           (iii) Report on Properties. As soon as available and
                  in any event on or before March 1 and September 1 of each calendar year, and at such other times as any Lender, in accordance with Section 7 hereof, may request, the engineering reports required to be furnished to the Agent under such Section 7 on the Oil and Gas Properties;

                           (iv) Monthly Production Reports. If requested by
                  Lenders and within thirty (30) days of such request, a monthly report, in form and substance satisfactory to the Agent, indicating the next preceding month's sales volumes, sales revenues, production taxes, operating expenses and net operating income from the Oil and Gas Properties, with detail, calculations and worksheets, all in form and substance reasonably satisfactory to the Agent;

                           (v) Additional Information. Promptly upon request of
                  the Agent from time to time any additional financial information or other information that the Agent may reasonably request.

         All such reports, information, balance sheets and Financial Statements referred to in Subsection 12(a) above shall be in such detail as the Agent may reasonably request and shall be prepared in a manner consistent with the Financial Statements.

                  (b) Certificates of Compliance. Concurrently with the furnishing of the annual audited Financial Statements pursuant to Subsection 12(a)(i) hereof and the quarterly unaudited Financial Statements pursuant to Subsection 12(a)(ii) hereof for the months coinciding with the end of each calendar quarter, Borrower and Guarantor, as the case may be, will furnish or cause to be furnished to the Agent a certificate in the form of Exhibit "E" attached hereto, signed by the President or Chief Financial Officer of Borrower and each Guarantor, (i) stating that Borrower and each Guarantor have fulfilled in all material respects their respective obligations under the Notes and the Loan Documents, including this Agreement, and that all representations and warranties made herein and therein continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects (or specifying the nature of any change), or if a Default has occurred, specifying the Default and the nature and status thereof; (ii) to the extent requested from time to time by the Agent, specifically affirming compliance of Borrower and each Guarantor in all material respects with any of its representations (except to the extent they relate solely to an earlier date) or obligations under said instruments; (iii) setting forth the computation, in reasonable detail as of the end of each period covered by such certificate, of compliance with Sections 13(b), (c), (d) and
         (e); and (iv) containing or accompanied by such financial or other details, information and material as the Agent may reasonably request to evidence such compliance.

                  (c) Taxes and Other Liens. Borrower and each Guarantor will pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon Borrower and each Guarantor, or upon the income or any assets or property of

         Borrower and each Guarantor, as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien or other encumbrance upon any or all of the assets or property of Borrower or any Guarantor and which could reasonably be expected to result in a Material Adverse Effect; provided, however, that neither Borrower nor any Guarantor shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted, levy and execution thereon have been stayed and continue to be stayed and if Borrower or any such Guarantor shall have set up adequate reserves therefor, if required, under GAAP.

                  (d) Compliance with Laws. Borrower and each Guarantor will observe and comply, in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign.

                  (e) Further Assurances. Borrower and each Guarantor will cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Notes and the Loan Documents, including this Agreement. Borrower and each Guarantor at their sole expense will promptly execute and deliver to Agent upon its reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or to correct any omissions in the Notes or more fully to state the obligations set out herein.

                  (f) Performance of Obligations. Borrower will pay the Notes and other obligations incurred by it hereunder according to the reading, tenor and effect thereof and hereof; and Borrower and each Guarantor will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Borrower or any Guarantor under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

                  (g) Insurance. The Borrower and each Guarantor now maintains and will continue to maintain insurance with financially sound and reputable insurers with respect to its assets against such liabilities, fires, casualties, risks and contingencies and in such types and amounts as is customary in the case of persons engaged in the same or similar businesses and similarly situated. Upon request of the Agent, the Borrower will furnish or cause to be furnished to the Agent from time to time a summary of the respective insurance coverage of Borrower and each Guarantor in form and substance reasonably satisfactory to the Agent, and, if requested, will furnish the Agent copies of the applicable policies. Upon demand by Agent any insurance policies covering any such property shall be endorsed (i) to provide that such policies may not be canceled, reduced or affected in any manner for any reason without fifteen (15) days prior notice to Agent, (ii) to provide for insurance against fire, casualty and other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated business and properties) of the property insured, and (iii) to provide for such other matters as the Agent may reasonably require. The Borrower and each Guarantor shall at all times maintain adequate insurance with respect to all of its assets, including but not limited to, the Oil and Gas Properties or any collateral against its liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverages: comprehensive general liability (including coverage for damage to underground resources and equipment, damage caused by blowouts or cratering, damage caused by explosion, damage to underground minerals or resources caused by saline substances, broad form property damage coverage, broad form coverage for contractually assumed liabilities and broad form coverage for acts of independent contractors), worker's compensation and automobile liability. The Borrower and each Guarantor shall at all times maintain cost of control of well insurance with respect to the Oil and Gas Properties which shall insure the Borrower and each Guarantor against seepage and pollution expense; redrilling expense; and cost of control of well; fires, blowouts, etc., if deemed economical in the reasonable discretion of the Borrower and each such Guarantor. Additionally, the Borrower shall at all times maintain adequate insurance with respect to all of its other assets and wells in accordance with prudent business practices.

                  (h) Accounts and Records. Borrower and each Guarantor will keep books, records and accounts in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with prior years, subject to changes suggested by Borrower's or any Guarantor's auditors.

                  (i) Right of Inspection. Borrower and each Guarantor will permit any officer, employee or agent of the Lenders upon reasonable notice to examine Borrower's and each Guarantor's books, records and accounts, and take copies and extracts therefrom, all at such reasonable times during normal business hours and as often as the Lenders may reasonably request. The Lenders will use best efforts to keep all Confidential Information (as herein defined) confidential and will not disclose or reveal the Confidential Information or any part thereof other than (i) as required by law, and (ii) to the Lenders', and the Lenders' subsidiaries', Affiliates, officers, employees, legal counsel and regulatory authorities or advisors to whom it is necessary to reveal such information for the purpose of effectuating the agreements and undertakings specified herein or as otherwise required in connection with the enforcement of the Lenders' and the Agent's rights and remedies under the Notes, this Agreement and the other Loan Documents. As used herein, "Confidential Information" means information about the Borrower or any Guarantor furnished by the Borrower or any Guarantor to the Lenders, but does not include information (i) which was publicly known, or otherwise known to the Lenders, at the time of the disclosure, (ii) which subsequently becomes publicly known through no act or omission by the Lenders, or (iii) which otherwise becomes known to the Lenders, other than through disclosure by the Borrower.

                  (j) Notice of Certain Events. The Borrower and each Guarantor shall promptly notify the Agent if Borrower or any Guarantor learns of the occurrence of (i) any event which constitutes an Event of Default together with a detailed statement by Borrower of the steps being taken to cure such Event of Default; (ii) any legal, judicial or regulatory proceedings affecting Borrower or any Guarantor or any of the assets or properties of Borrower or any Guarantor which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (iii) any dispute between Borrower or any Guarantor and any governmental or regulatory body or any other Person or entity which, if adversely determined, could reasonably be expected to cause a Material Adverse Effect; (iv) any other matter which in Borrower's or any Guarantor's reasonable opinion could have a Material Adverse Effect.

                  (k) ERISA Information and Compliance. The Borrower and each Guarantor will promptly furnish to the Agent upon becoming aware of the occurrence of any "reportable event", as such term is defined in
         Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the chief financial officer of the Borrower or any Guarantor, as the case may be, specifying the nature thereof, what action such party is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

                  (l) Environmental Reports and Notices. The Borrower and each Guarantor will deliver to the Agent (i) promptly upon its becoming available, one copy of each report (other than routine informational filings) sent by Borrower or any Guarantor to any court, governmental agency or instrumentality pursuant to any Environmental Law, (ii) notice, in writing, promptly upon Borrower's or any Guarantor's receipt of notice or otherwise learning of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law which reasonably could be expected to have a Material Adverse Effect; (y) the release or threatened release of any toxic or hazardous waste into the environment which reasonably could be expected to have a Material Adverse Effect or which release Borrower or any Guarantor would have a duty to report to any court or government agency or instrumentality, or (iii) the existence of any Environmental Lien on any properties or assets of Borrower or any Guarantor, and Borrower and such Guarantor shall promptly deliver a copy of any such notice to Agent.

                  (m) Compliance and Maintenance. The Borrower and each Guarantor will (i) observe and comply in all material respects with all Environmental Laws; (ii) except as provided in Subsections 12(n) and 12(o) below, maintain the Oil and Gas Properties and other assets and properties in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to the Oil and Gas Properties and other assets and properties as are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times in the opinion of the Borrower or the affected Guarantor exercised in good faith; (iii) take or cause to be taken whatever actions are necessary or desirable to prevent an event or condition of default by Borrower or any Guarantor under the provisions of any gas purchase or sales contract or any other contract, agreement or lease comprising a part of the Oil and Gas Properties or other collateral security hereunder which default could reasonably be expected to result in a Material Adverse Effect; and (iv) furnish Agent upon request evidence reasonably satisfactory to Agent that there are no Liens, claims or encumbrances on the Oil and Gas Properties, except Permitted Liens.

                  (n) Operation of Properties. Except as provided in Subsection 12(o) and (p) below, the Borrower and each Guarantor will operate, or use reasonable efforts to cause to be operated, all Oil and Gas Properties in a careful and efficient manner in accordance with the practice of the industry and in compliance in all material respects with all applicable laws, rules, and regulations, and in compliance in all material respects with all applicable proration and conservation laws of the jurisdiction in which the properties are situated, and all applicable laws, rules, and regulations, of every other agency and authority from time to time constituted to regulate the development and operation of the properties and the production and sale of hydrocarbons and other minerals therefrom; provided, however, that the Borrower and each Guarantor shall have the right to contest in good faith by appropriate proceedings, the applicability or lawfulness of any such law, rule or regulation and pending such contest may defer compliance therewith, as long as such deferment shall not subject the properties or any part thereof to foreclosure or loss.

                  (o) Compliance with Leases and Other Instruments. The Borrower and each Guarantor will pay or cause to be paid and discharge all rentals, delay rentals, royalties, production payment, and indebtedness required to be paid by such party (or required to keep unimpaired in all material respects the rights of such party in Oil and Gas Properties) accruing under, and perform or cause to be performed in all material respects each and every act, matter, or thing required of such party by each and all of the assignments, deeds, leases, subleases, contracts, and agreements in any way relating to such party or any of the Oil and Gas Properties and do all other things necessary of such party to keep unimpaired in all material respects the rights of such party thereunder and to prevent the forfeiture thereof or default thereunder; provided, however, that nothing in this Agreement shall be deemed to require Borrower or any Guarantor to perpetuate or renew any oil and gas lease or other lease by payment of rental or delay rental or by commencement or continuation of operations nor to prevent Borrower or any Guarantor from abandoning or releasing any oil and gas lease or other lease or well thereon when, in any of such events, in the opinion of Borrower or any Guarantor exercised in good faith, it is not in the best interest of the Borrower or such Guarantor to perpetuate the same.

                  (p) Certain Additional Assurances Regarding Maintenance and Operations of Properties. With respect to those Oil and Gas Properties which are being operated by operators other than the Borrower or any Guarantor, neither the Borrower nor any Guarantor shall be obligated to perform any undertakings contemplated by the covenants and agreement contained in Subsections 12(n) or 12(o) hereof which are performable only by such operators and are beyond the control of the Borrower or any Guarantor; however, the Borrower and each Guarantor agrees to promptly take all reasonable actions available under any operating agreements or otherwise to bring about the performance of any such material undertakings required to be performed thereunder.

                  (q) Sale of Certain Assets/Prepayment of Proceeds. The Borrower and each Guarantor will immediately pay over to the Agent for the ratable benefit of the Lenders as a prepayment of principal on the Notes and a reduction of the Commitments, an amount equal to 100% of the Release Price from the proceeds of the sale of the Oil and Gas Properties, which sale has been either (i) made in compliance with the provisions of Section 13(a)(ii) hereof, or (ii) approved in advance by the Lenders. The term "Release Price" as used herein shall mean a price determined by the Majority Lenders in their discretion based upon the loan collateral value of the Oil and Gas Properties being sold by Borrower which such Lenders in their discretion (using such methodology, assumptions and discounts rates as such Lenders customarily use in assigning collateral value to oil and gas properties, oil and gas gathering systems, gas processing and plant operations) assign to such Oil and Gas Properties at the time in question. Any such prepayment of principal on the Notes required by this Section 12(q), shall not be in lieu of, but shall be in addition to, any mandatory prepayment of principal required to be paid pursuant to Sections 9(b) and 9(c) hereof.

                  (r) Title Matters. Within sixty (60) days after the Effective Date with respect to the Oil and Gas Properties listed on Schedule "7" hereto, Borrower shall furnish Agent with title opinions and/or title information reasonably satisfactory to Agent showing good and defensible title of Borrower or a Guarantor, as the case may be, to such Oil and Gas Properties subject only to the Permitted Liens. As to any Oil and Gas Properties hereafter mortgaged to Agent, Borrower will promptly (but in no event more than thirty (30) days following such mortgaging), furnish, if requested, Agent with title opinions and/or title information reasonably satisfactory to Agent showing good and defensible title of Borrower or a Guarantor, as the case may be, to such Oil and Gas Properties subject only to Permitted Liens. The obligation of the Borrower to furnish title opinions and/or title information required by this Section 12(r) shall be limited to its obligation to furnish title opinions and other title information on not less than 80% of the Engineered Value.

                  (s) Curative Matters. Within sixty (60) days after the Effective Date with respect to matters listed on Schedule "8" and, thereafter, within sixty (60) days after receipt by Borrower from Agent or its counsel of written notice of title defects the Agent reasonably requires to be cured, Borrower shall either (i) provide such curative information, in form and substance satisfactory to Agent, or (ii) substitute Oil and Gas Properties of value and quality satisfactory to the Agent for all of Oil and Gas Properties for which such title curative was requested but upon which Borrower elected not to provide such title curative information, and, within sixty (60) days of such substitution, provide title opinions or title information satisfactory to the Agent covering the Oil and Gas Properties so substituted. If the Borrower fails to satisfy (i) or (ii) above within the time specified, the loan collateral value assigned by the Lenders to the Oil and Gas Properties for which such curative information was requested shall be deducted from the Borrowing Base resulting in a reduction thereof.

                  (t) Change of Principal Place of Business. Borrower and each Guarantor shall give Agent at least thirty (30) days prior written notice of its intention to move its principal place of business from the address set forth in Section 17 hereof.

                  (u) Additional Collateral. The Borrower agrees to regularly monitor engineering data covering all producing oil and gas properties and interests owned or acquired by Borrower on or after the date hereof and to mortgage or cause to be mortgaged such of the same to Agent for the ratable benefit of the Lenders in substantially the form of the Security Instruments, as applicable, to the extent that the Lenders shall at all times during the existence of the Revolving Commitment be secured by perfected Liens and security interests covering not less than ninety percent (90%) of the Engineered Value of all producing oil and gas properties of Borrower. In addition, the Borrower agrees that in connection with the mortgaging of such additional oil and gas properties, it shall within a reasonable time thereafter, deliver or cause to be delivered to the Agent such mortgage and title opinions and other title information with respect to the title and Lien status of such oil and gas properties as may be necessary to maintain at all times a level of such title opinions and title information of not less than eighty percent (80%) of the Engineered Value of all Oil and Gas Properties mortgaged to the Agent for the ratable benefit of the Lenders.

                  (v) Cash Collateral Accounts. Borrower shall establish and maintain with Agent one or more operating accounts (the "Operating Accounts"), the maintenance of which shall be subject to such rules and regulations as Agent from time to time specify. Such Operating Accounts shall be the sole operating accounts of the Borrower. Such accounts shall be maintained with the Agent until all amounts due hereunder and under the Notes have been paid in full. To the extent not already so instructed, Borrower shall within sixty (60) days of the Effective Date instruct and cause all monetary proceeds of production from the Oil and Gas Properties to be remitted to its Operating Accounts. Such proceeds of production shall not be redirected without the prior written consent of the Agent until such time as all indebtedness due Lenders by Borrower has been paid in full and the Commitments have been terminated. Borrower hereby grants a security interest to Lenders in and to its Operating Accounts (collectively, the "Cash Collateral Accounts") and all checks, drafts and other items ever received by any Lender for deposit therein. If any Event of Default shall occur and be continuing, Agent shall have the immediate right, without prior notice or demand, to take and apply against the Borrower's obligations hereunder any and all funds legally and beneficially owned by the Borrower then or thereafter on deposit in the Cash Collateral Accounts for the ratable benefit of the Lenders.

                  (w) Stock of Foreign Subsidiaries. Borrower shall maintain at all times a first and prior lien on not less than 66% of the outstanding voting stock of its foreign Subsidiaries, including, but not limited to, Addison. Borrower agrees from time to time to pledge such additional voting securities as may be necessary to maintain such 66% level.

                  (x) Hedging. Within ten (10) days after the Effective Date, the Borrower shall provide to the Agent satisfactory evidence that it and/or the Guarantors have entered into Rate Management Transactions covering at least 75% of the Borrower's anticipated production from proved, developed producing reserves upon its Oil and Gas Properties, which Rate Management Transactions shall have a maturity of twenty-four
         (24) months or less and shall otherwise be satisfactory to Majority Lenders.

         13. NEGATIVE COVENANTS. A deviation from the provisions of this Section 13 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by Majority Lenders prior to the date of deviation. The Borrower will at all times comply, and cause each Guarantor to comply, with the covenants contained in this Section 13 from the date hereof and for so long as the Commitment is in existence or any amount is owed to the Agent or the Lenders under this Agreement or the other Loan Documents.

                  (a) Negative Pledge. Neither Borrower nor any Guarantor shall without the prior written consent of Majority Lenders:

                           (i) create, incur, assume or permit to exist any
                  Lien, security interest or other encumbrance on any of its assets or properties except Permitted Liens; or

                           (ii) sell, lease, transfer or otherwise dispose of,
                  in any fiscal year, any of its assets except for (A) sales, leases, transfers or other dispositions made in the ordinary course of Borrower's or any Guarantor's oil and gas businesses (including sales of leasehold inventory), (B) other sales, leases, transfer or other dispositions made with the consent of Majority Lenders, except that any sale, lease, transfer or other disposition of Collateral shall require the consent of all Lenders and (C) sales, leases or transfers or other dispositions made by Borrower and Guarantors which do not exceed $2,500,000 in the aggregate between Borrowing Base redeterminations;

                  (b) Current Ratio. Borrower shall not allow its ratio Current Ratio to be less than 1.0 to 1.0 as of the end of any fiscal quarter beginning with the fiscal quarter ending June 30, 2001.

                  (c) Debt Coverage Ratio. The Borrower will not allow its ratio of Consolidated Funded Debt to Consolidated EBITDA to be greater than
         2.5 to 1.0 as of the end of any fiscal quarter beginning with the fiscal quarter ending June 30, 2001.

                  (d) Minimum Consolidated Tangible Net Worth. The Borrower will not allow its Consolidated Tangible Net Worth to ever be less than the sum of (i) $48,000,000, plus (ii) as of the end of each fiscal quarter beginning with the fiscal quarter ending June 30, 2001, 50% of Borrower's Consolidated Net Income for such fiscal quarter then ended (but only if positive) and (iii) 75% of the net proceeds received by Borrower from the issuance of any equity securities after the Effective Date.

                  (e) Leverage Ratio. Borrower will not allow its ratio of Consolidated Debt to Consolidated Total Capital to ever be greater than
         0.7 to 1.0 tested at the end of each fiscal quarter beginning with the fiscal quarter ending June 30, 2001.

                  (f) Consolidations and Mergers. Neither Borrower nor any Guarantor will consolidate or merge with or into any other Person, except that (i) Borrower or any Guarantor may merge with another Person if Borrower or such Guarantor is the surviving entity in such merger or
         (ii) any Guarantor may merge with Borrower if Borrower is the surviving entity, or with any other Guarantor, if, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

                  (g) Debts, Guaranties and Other Obligations. Neither Borrower nor any Guarantor will incur, create, assume or in any manner become or be liable in respect of any indebtedness, nor will Borrower or any Guarantor guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other person or entity, whether by agreement to purchase the indebtedness of any other person or entity or agreement for the furnishing of funds to any other person or entity through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other person or entity, or otherwise, except that the foregoing restrictions shall not apply to:

                           (i) the Notes and any renewal or increase thereof, or
                  other indebtedness of the Borrower heretofore disclosed to Lenders in the Borrower's Financial Statements or on Schedule "4" hereto; or

                           (ii) taxes, assessments or other government charges
                  which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed; or

                           (iii) indebtedness (other than in connection with a
                  loan or lending transaction) incurred in the ordinary course of business, including, but not limited to indebtedness for drilling, completing, leasing and reworking oil and gas wells; or

                           (iv) obligations under Rate Management Transactions
                  permitted pursuant to Section 13(k) hereof; or

                           (v) indebtedness owed on the Pecos-Gomez Credit
                  Facility not exceeding $8,000,000 outstanding at any time; or

                           (vi) other indebtedness of any nature not in excess
                  of $500,000 in outstanding principal amount in the aggregate;
                  or

                           (vii) any renewals or extensions of (but not
                  increases in) any of the foregoing.

                  (h) Restricted Payments. Neither the Borrower nor any Subsidiary will declare or pay any cash dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders except (A) that any Guarantor may pay dividends to Borrower, and (B) Borrower may pay dividends required to be paid on the Convertible Preferred Stock if, and only if, (i) the principal and interest of the Bridge Loan is paid in full, (ii) no Borrowing Base Deficiency exists (whether or not said Borrowing Base Deficiency is in the process of being cured pursuant to the provisions of Section 9(b) hereof), or (iii) immediately before and after giving effect to any such dividend payment any Default or Event of Default shall exist. Neither Borrower nor any Subsidiary will retire, redeem or prepay prior to scheduled maturity any indebtedness other than obligations under this Agreement except Pecos-Gomez, L.P. may prepay indebtedness owed under the Pecos-Gomez Credit Facility.

                  (i) Loans and Advances. Neither Borrower nor any Guarantor shall make or permit to remain outstanding any loans or advances to or in any person or entity, except that the foregoing restriction shall not apply to:

                           (i) loans or advances to any person, the material
                  details of which have been set forth in the Financial Statements of the Borrower and each of the Guarantors heretofore furnished to Lenders; or

                           (ii) advances made in the ordinary course of
                  Borrower's or any Guarantor's oil and gas business; or

                           (iii) loans made to Addison pursuant to the Addison
                  Note.

                  (j) Receivables and Payables. Neither Borrower nor any Guarantor will discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or accounts receivable.

                  (k) Nature of Business. Neither Borrower nor any Guarantor will permit any material change to be made in the character of its businesses as carried on at the date hereof.

                  (l) Transactions with Affiliates. Neither Borrower nor any Guarantor will enter into any transaction with any Affiliate, except transactions upon terms that are no less favorable to it than would be obtained in a transaction negotiated at arm's length with an unrelated third party.

                  (m) Hedging Transactions. Neither Borrower nor any Guarantor will enter into any Rate Management Transactions, except the foregoing prohibitions shall not apply to (x) transactions consented to in writing by the Majority Lenders which are on terms acceptable to the Majority Lenders, or (y) Pre-Approved Contracts with Agent, a Lender or an Affiliate of Agent, a Lender or with other counterparties acceptable to Agent. Once Borrower or any Guarantor enters into a Rate Management Transaction, the terms and conditions of such Rate Management Transaction may not be amended or modified, nor may such Rate Management Transaction be cancelled without the prior written consent of Majority Lenders.

                  (n) Investments. Neither Borrower nor any Guarantor shall make any investments in any person or entity, except such restriction shall not apply to:

                           (i) investments and direct obligations of the United
                  States of America or any agency thereof;

                           (ii) investments in certificates of deposit or time
                  deposits issued by the Lenders or certificates of deposit with maturities of less than one year, issued by other commercial banks in the United States having capital and surplus in excess of $500,000,000 and which have a rating of (A) 50 or above by Sheshunoff and (B) "B" or above by Keef-Bruett; or

                           (iii) investments in insured money market funds, and
                  other similar accounts at Agent or any Lender or such investment with maturities of less than ninety (90) days at other commercial banks having capital and surplus in excess of $500,000,000 and which have a rating of (A) 50 or above by Sheshunoff and (B) "B" or above by Keef-Bruett; or

                           (iv) other investments not exceeding in the aggregate
                  at any time outstanding the amount of $2,500,000 until payment in full of the Bridge Loan and thereafter $5,000,000 (measured at cost on a cumulative basis); or

                           (v) investments in Subsidiaries, including Addison,
                  but only to the extent of such investments as of the Effective Date.

                  (o) Amendment to Articles of Incorporation or Bylaws. Neither Borrower nor any Guarantor will permit any material amendment to, or any alteration of, its Articles of Incorporation or its Bylaws except for amendments to Borrower's Articles of Incorporation which are necessitated by the issuance of the Convertible Preferred Stock.

                  (p) Issuance of Preferred Stock. Borrower shall not issue any preferred stock after the Effective Date except that the foregoing shall not apply to the issuance of the Convertible Preferred Stock if, and only if, said Convertible Preferred Stock is issued within one hundred eighty (180) days after the Effective Date.

         14. EVENTS OF DEFAULT. Any one or more of the following events shall be considered an "Event of Default" as that term is used herein:

                  (a) The Borrower shall fail to pay when due or declared due the principal of the Notes; or

                  (b) Borrower shall fail to pay when due accrued interest on any of the Notes or any fees or any other amount payable hereunder and such failure shall continue for a period of three (3) days following the due date; or

                  (c) Any representation or warranty made by Borrower or any Guarantor under this Agreement, or in any certificate or statement furnished or made to the Lenders pursuant hereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including financial statements), certificate, report or other data furnished or to be furnished or made by Borrower or any Guarantor under any Loan Document, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

                  (d) Default shall be made in the due observance or performance of any of the covenants or agreements of the Borrower or any Guarantor contained in the Loan Documents, including this Agreement (excluding covenants contained in Section 13 of the Agreement for which there is no cure period), and such default shall continue for more than thirty
         (30) days after written notice from Agent is received by Borrower; or

                  (e) Default shall be made in the due observance or performance of the covenants of Borrower or any Guarantor contained in Section 13 of this Agreement; or

                  (f) Default shall be made in respect of any obligation for borrowed money in excess of $250,000, other than the Notes, for which Borrower or any Guarantor is liable (directly, by assumption, as guarantor or otherwise), or any obligations secured by any mortgage, pledge or other consensual security interest with respect thereto, on any asset or property of Borrower or any Guarantor or in respect of any agreement relating to any such obligations unless Borrower or such Guarantor is not liable for same (i.e., unless remedies or recourse for failure to pay such obligations is limited to foreclosure of the collateral security therefor), and if such default shall continue beyond the applicable grace period, if any; or

                  (g) Borrower or any Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action authorizing the foregoing; or

                  (h) An involuntary case or other proceeding, shall be commenced against Borrower or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrower or any Guarantor under the federal bankruptcy laws as now or hereinafter in effect; or

                  (i) A final judgment or order for the payment of money in excess of $500,000 (or judgments or orders aggregating in excess of $500,000) shall be rendered against Borrower or any Guarantor and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days; or

                  (j) In the event the Total Indebtedness shall at any time exceed the Borrowing Base established for the Notes, and the Borrower shall fail to comply with the provisions of Section 9(b) hereof; or

                  (k) A Change of Control shall occur; or

                  (l) Douglas H. Miller or Ted Eubank shall cease for any reason to serve as the Chief Executive Officer or President, respectively, of Borrower on a full-time basis; or.

                  (m) An Event of Default (as defined therein) shall occur under the Canadian Credit Agreement.

         Upon occurrence of any Event of Default specified in Subsections 14(g) and (h) hereof, the entire principal amount due under the Notes and all interest then accrued thereon, and any other liabilities of the Borrower hereunder, shall become automatically and immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence of any other Event of Default, the Agent, upon request of Required Lenders, shall by written notice to the Borrower declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which the Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding.

         Upon the occurrence and during the continuance of any Event of Default, the Lenders are hereby authorized at any time and from time to time, without notice to the Borrower or any Guarantor (any such notice being expressly waived by the Borrower and the Guarantors), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any of the Lenders to or for the credit or the account of the Borrower or any Guarantor against any and all of the indebtedness of the Borrower under the Notes and the Loan Documents, including this Agreement, irrespective of whether or not the Lenders shall have made any demand under the Loan Documents, including this Agreement or the Notes and although such indebtedness may be unmatured. Any amount set-off by any of the Lenders shall be applied against the indebtedness owed the Lenders by the Borrower pursuant to this Agreement and the Notes. The Lenders agree promptly to notify the Borrower and the affected Guarantor after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lenders may have.

         Notwithstanding the foregoing, after the occurrence of an Event of Default, the provisions of the Intercreditor Agreement shall apply with respect to the rights of the Agent and all Lenders under this Agreement and the Canadian Credit Agreement.

         15. THE AGENT AND THE LENDERS.

                  (a) Appointment and Authorization. Each Lender hereby appoints Agent as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of Lenders are to be made available to the Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any collateral for the benefit of Lenders;
         (vi) to promptly distribute to each Lender all material information, requests, documents and items received from the Borrower under the Loan Documents; (vii) to promptly distribute to each Lender such Lender's Pro Rata Part of each payment or prepayment (whether voluntary, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents and (viii) to deliver to the appropriate Persons requests, demands, approvals and consents received from Lenders. Each Lender hereby authorizes Agent to take all actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. With respect to its commitments hereunder and the Notes issued to it, Agent and any successor Agent shall have the same rights under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Agent and any successor Agent in its capacity as a Lender. Agent and any successor Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with the Borrower, and any person which may do business with the Borrower, all as if Agent and any successor Agent was not Agent hereunder and without any duty to account therefor to the Lenders; provided that, if any payments in respect of any property (or the proceeds thereof) now or hereafter in the possession or control of Agent which may be or become security for the obligations of the Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other business shall be applied to reduction of the obligations of the Borrower arising under the Loan Documents, then each Lender shall be entitled to share in such application according to its pro rata part thereof. Each Lender, upon request of any other Lender, shall disclose to all other Lenders all indebtedness and liabilities, direct and contingent, of the Borrower to such Lender as of the time of such request.

                  (b) Note Holders. From time to time as other Lenders become a party to this Agreement, Agent shall obtain execution by the Borrower of additional Notes in amounts representing the Commitments of each such new Lender, up to an aggregate face amount of all Notes not exceeding $150,000,000 for the Revolving Commitment and $16,000,000 for the Bridge Loan Commitment. The obligation of such Lender shall be governed by the provisions of this Agreement, including but not limited to, the obligations specified in Section 2 hereof. From time to time, Agent may require that the Lenders exchange their Notes for newly issued Notes to better reflect the Commitments of the Lenders. Agent may treat the payee of any Note as the holder thereof until written notice of transfer has been filed with it, signed by such payee and in form satisfactory to Agent.

                  (c) Consultation with Counsel. Lenders agree that Agent may consult with legal counsel selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel. LENDERS ACKNOWLEDGE THAT GARDERE WYNNE SEWELL LLP IS COUNSEL FOR BANK ONE, BOTH AS AGENT AND AS A LENDER, AND THAT SUCH FIRM DOES NOT REPRESENT ANY OF THE OTHER LENDERS IN CONNECTION WITH THIS TRANSACTION.

                  (d) Documents. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

                  (e) Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving written notice thereof to Lenders and the Borrower, and Agent may be removed at any time with or without cause by all Lenders (excluding the Agent). If no successor Agent has been so appointed by Majority Lenders (and approved by the Borrower) and has accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent. Any successor Agent must be approved by Borrower, which approval will not be unreasonably withheld. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent, as the case may be, shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
         Section 15 shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent. To be eligible to be an Agent hereunder the party serving, or to serve, in such capacity must own a Pro Rata Part of the Commitments equal to the level of Commitment required to be held by any Lender pursuant to Section 28 hereof.

                  (f) Responsibility of Agent. It is expressly understood and agreed that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents as to each and that Agent, shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from a Lender or the Borrower that such Lender or the Borrower considers that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof. Neither Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Agent shall not incur liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable. The Syndication Agent and the Arranger shall have no responsibilities as an agent hereunder.

                  Agent shall not be responsible to Lenders for any of the Borrower's recitals, statements, representations or warranties contained in any of the Loan Documents, or in any certificate or other document referred to or provided for in, or received by any Lender under, the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of or any of the Loan Documents or for any failure by the Borrower to perform any of its obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                  The relationship between Agent and each Lender is only that of agent and principal and has no fiduciary aspects. Nothing in the Loan Documents or elsewhere shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is therein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for the Borrower or any of its beneficiaries or other creditors. As to any matters not expressly provided for by the Loan Documents, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all Lenders and such instructions shall be binding upon all Lenders and all holders of the Notes; provided, however, that Agent shall not be required to take any action which is contrary to the Loan Documents or applicable law.

                  Agent shall have the right to exercise or refrain from exercising, without notice or liability to the Lenders, any and all rights afforded to Agent by the Loan Documents or which Agent may have as a matter of law; provided, however, Agent shall not (i) except as provided herein and in Section 7(b) hereof, without the consent of Majority Lenders designate the amount of the Borrowing Base or (ii) without the consent of Majority Lenders, take any other action with regard to amending the Loan Documents, waiving any default under the Loan Documents or taking any other action with respect to the Loan Documents. Provided further, however, that no amendment, waiver, or other action shall be effected pursuant to the preceding clause (ii) without the consent of all Lenders which: (a) would increase the Borrowing Base, (b) would reduce any fees hereunder, or the principal of, or the interest on, any Lender's Note or Notes, (c) would postpone any date fixed for any payment of any fees hereunder, or any principal or interest of any Lender's Note or Notes, (d) would increase the aggregate Commitments or any Lender's individual Commitment hereunder or would materially alter Agent's obligations to any Lender hereunder,
         (e) would release Borrower from its obligation to pay any Lender's Note or Notes, (f) would change the definition of Majority Lenders or Required Lenders, (g) would waive any of the conditions precedent to the Effective Date (h) would extend the Revolving Maturity Date or the Bridge Loan Maturity Date or (i) would release and substitute any Collateral or (j) would amend this sentence or the previous sentence. Agent shall not have liability to Lenders for failure or delay in exercising any right or power possessed by Agent pursuant to the Loan Documents or otherwise unless such failure or delay is caused by the gross negligence of the Agent, in which case only the Agent responsible for such gross negligence shall have liability therefor to the Lenders.

                  (g) Independent Investigation. Each Lender severally represents and warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of the Borrower in connection with the making and continuation of its participation hereunder and has not relied exclusively on any information provided to such Lender by Agent in connection herewith, and each Lender represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the credit worthiness of the Borrower while the Notes are outstanding or its commitments hereunder are in force. Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Other than as provided in this Agreement, Agent shall not have any duty, responsibility or liability to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower which may come into the possession of Agent.

                  (h) Indemnification. Lenders agree to indemnify Agent, ratably according to their respective Commitments on a Pro Rata basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any proper and reasonable kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Each Lender shall be entitled to be reimbursed by the Agent for any amount such Lender paid to Agent under this Section 15(h) to the extent the Agent has been reimbursed for such payments by the Borrower or any other Person. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT THE AGENT FROM THE CONSEQUENCES OF ANY LIABILITY INCLUDING STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON AGENT AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING OR CONCURRING CAUSE OF ANY SUCH LIABILITY.

                  (i) Benefit of Section 15. The agreements contained in this
         Section 15 are solely for the benefit of Agent and the Lenders and are not for the benefit of, or to be relied upon by, the Borrower, any affiliate of the Borrower or any other person.

                  (j) Pro Rata Treatment. Subject to the provisions of this Agreement, each payment (including each prepayment) by the Borrower and each collection by Lenders (including offsets) on account of the principal of and interest on the Notes and fees provided for in this Agreement, that are payable by the Borrower, shall be made Pro Rata; provided, however, in the event that any Defaulting Lender shall have failed to make an Advance as contemplated under Section 3 hereof and Agent or another Lender or Lenders shall have made such Advance, payment received by Agent for the account of such Defaulting Lender or Lenders shall not be distributed to such Defaulting Lender or Lenders until such Advance or Advances shall have been repaid in full to the Lender or Lenders who funded such Advance or Advances.

                  (k) Assumption as to Payments. Except as specifically provided herein, unless Agent shall have received notice from the Borrower prior to the date on which any payment is due to Lenders hereunder that the Borrower will not make such payment in full, Agent may, but shall not be required to, assume that the Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to Agent, each Lender shall repay to Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Agent, at the interest rate applicable to such portion of the Loan.

                  (l) Other Financings. Without limiting the rights to which any Lender otherwise is or may become entitled, such Lender shall have no interest, by virtue of this Agreement or the Loan Documents, in (a) any present or future loans from, letters of credit issued by, or leasing or other financial transactions by, any other Lender to, on behalf of, or with the Borrower (collectively referred to herein as "Other Financings") other than the obligations hereunder; (b) any present or future guarantees by or for the account of the Borrower which are not contemplated by the Loan Documents; (c) any present or future property taken as security for any such Other Financings; or (d) any property now or hereafter in the possession or control of any other Lender which may be or become security for the obligations of the Borrower arising under any loan document by reason of the general description of indebtedness secured or property contained in any other agreements, documents or instruments relating to any such Other Financings.

                  (m) Interests of Lenders. Nothing in this Agreement shall be construed to create a partnership or joint venture between Lenders for any purpose. Agent, Lenders and the Borrower recognize that the respective obligations of Lenders under the Commitments shall be several and not joint and that neither Agent nor any of Lenders shall be responsible or liable to perform any of the obligations of the other under this Agreement. Each Lender is deemed to be the owner of an undivided interest in and to all rights, titles, benefits and interests belonging and accruing to Agent under the Security Instruments, including, without limitation, liens and security interests in any collateral, fees and payments of principal and interest by the Borrower under the Commitments on a Pro Rata basis. Each Lender shall perform all duties and obligations of Lenders under this Agreement in the same proportion as its ownership interest in the Loans outstanding at the date of determination thereof.

                  (n) Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among the Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to the Lenders, Agent may invest such funds pending distribution (at the risk of the Borrower). All interest on any such investment shall be distributed upon the distribution of such investment and in the same proportions and to the same Persons as such investment. All monies received by Agent for distribution to the Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by the Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

         16. EXERCISE OF RIGHTS. No failure to exercise, and no delay in exercising, on the part of the Agent or the Lenders, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Agent and the Lenders hereunder shall be in addition to all other rights provided by law.

         17. NOTICES. Any notices or other communications required or permitted to be given by this Agreement or any other documents or instruments referred to herein must be given in writing (which may be by bank wire, telecopy or similar writing) and shall be given to the party to whom such notice or communication is directed at the address or telecopy number of such party as follows: (a)
BORROWER: EXCO RESOURCES, INC., 6500 Greenville Avenue, Suite 600, Dallas, Texas 75206, Facsimile No. (214) 368-2087, Attention: Douglas H. Miller, Chief Executive Officer, (b) GUARANTORS: C/O EXCO RESOURCES, INC., 6500 Greenville Avenue, Suite 600, Dallas, Texas 75206, Facsimile No. (214) 368-2087, Attention:
Douglas H. Miller, Chief Executive Officer, (c) AGENT and LENDERS: c/o BANK ONE, NA, 1717 Main Street, TX1-2448, Dallas, Texas 75201, Facsimile No. (214) 290-2332, Attention: Reed V. Thompson, Vice President. Any such notice or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 17 and the appropriate answerback is received or receipt is otherwise confirmed, (b) if given by mail, three (3) days after deposit in the mails with first-class postage, prepaid, as addressed as aforesaid or (c) if given by any other method, when delivered at the address specified in this Section 17; provided, however, that notices to the Agent under Sections 2, 3, 4 or 5 hereof shall not be effective until received. Any notice required to be given to the Lenders shall be given to the Agent and distributed to all Lenders by the Agent.

         18. EXPENSES. The Borrower shall pay (i) all reasonable and necessary out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any default or Event of Default or alleged default or Event of Default hereunder,
(ii) all reasonable and necessary out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent in connection with the preparation of any participation agreement for a participant or participants requested by the Borrower or any amendment thereof and (iii) if a Default or an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by the Lenders, including reasonable fees and disbursements of counsel, in connection with such Default and Event of Default and collection and other enforcement proceedings resulting therefrom. THE BORROWER HEREBY ACKNOWLEDGES THAT GARDERE WYNNE SEWELL LLP IS SPECIAL COUNSEL TO BANK ONE, AS AGENT AND AS A LENDER, UNDER THIS AGREEMENT AND THAT IT IS NOT COUNSEL TO, NOR DOES IT REPRESENT THE BORROWER IN CONNECTION WITH THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT. The Borrower is relying on separate counsel in the transaction described herein. The Borrower shall indemnify the Lenders against any transfer taxes, document taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and filing of the Loan Documents. The obligations of this Section 18 shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of the Borrower to the Lenders hereunder and under the Notes.

         19. INDEMNITY. The Borrower agrees to indemnify and hold harmless the Lenders and their respective officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Lenders, including all local counsel hired by such counsel) ("Claim") incurred by the Lenders in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Lenders hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of the Borrower to the Lenders hereunder and under the Notes, provided that the Borrower shall have no obligation under this Section to a Lender with respect to any of the foregoing arising out of the gross negligence or willful misconduct of any Lender. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify the Borrower of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at the Borrower's expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. The Borrower may at its own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT EACH INDEMNIFIED PARTY FROM THE CONSEQUENCES OF ANY LIABILITY INCLUDING STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON AGENT AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING, OR CONCURRING CAUSE OF ANY CLAIM.

         20. GOVERNING LAW. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN DALLAS, DALLAS COUNTY, TEXAS, AND THE SUBSTANTIVE LAWS OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OTHER DOCUMENTS AND INSTRUMENTS REFERRED TO HEREIN, UNLESS OTHERWISE SPECIFIED THEREIN.

         21. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         22. MAXIMUM INTEREST RATE. Regardless of any provisions contained in this Agreement or in any other documents and instruments referred to herein, the Lenders shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Notes any amount in excess of the Maximum Rate, and in the event any Lender ever receives, collects or applies as interest any such excess, or if an acceleration of the maturities of any Notes or if any prepayment by the Borrower results in the Borrower having paid any interest in excess of the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Notes for which such excess was received, collected or applied, and, if the principal balance of such Note is paid in full, any remaining excess shall forthwith be paid to the Borrower. All sums paid or agreed to be paid to the Lenders for the use, forbearance or detention of the indebtedness evidenced by the Notes and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate of interest permitted by law, the Borrower and the Lenders shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Note at the Maximum Rate.

         For purposes of Section 303 of the Texas Finance Code, to the extent applicable to any Lender or Agent, Borrowers agree that the Maximum Rate (as defined herein) shall be the "weekly ceiling" as defined in said Chapter, provided that such Lender or Agent, as applicable, may also rely, to the extent permitted by applicable laws of the State of Texas and the United States of America, on alternative maximum rates of interest under the Texas Finance Code or other laws applicable to such Lender or Agent from time to time if greater.

         23. AMENDMENTS. This Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced. No modification or waiver of any provision of the Loan Documents, including this Agreement, or the Notes nor consent to departure therefrom, shall be effective unless in writing signed by Borrower and Majority Lenders (or by Agent on behalf of Majority Lenders) subject to the additional requirements of Section 15(f) hereof, to the extent applicable. No such


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


consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand.

         24. MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

         25. CONFLICT. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the Loan Documents, the terms or provisions contained in this Agreement shall be controlling.

         26. SURVIVAL. All covenants, agreements, undertakings, representations and warranties made in the Loan Documents, including this Agreement, the Notes or other documents and instruments referred to herein shall survive all closings hereunder and shall not be affected by any investigation made by any party.

         27. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives and estates, provided, however, that the Borrower may not, without the prior written consent of all of the Lenders, assign any rights, powers, duties or obligations hereunder.

         28. ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Each Lender shall have the right to sell, assign or transfer all or any part of its Note or Notes, its Commitment and its rights and obligations hereunder to one or more Affiliates, Lenders, financial institutions, pension plans, insurance companies, investment funds, or similar Persons who are Eligible Assignees or to a Federal Reserve Bank; provided, that each sale, assignment or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank) shall require the consent of Agent and the Borrower, which consents will not be unreasonably withheld; provided, however, that if an Event of Default has occurred and is continuing, the consent of the Borrower shall not be required. Any such assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Lender and a holder of such Note, Commitment and rights and obligations, including, without limitation, the right to vote on decisions requiring consent or approval of all Lenders or Majority Lenders and the obligation to fund its Commitment; provided, that (1) each such sale, assignment, or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank) shall be in an aggregate principal amount not less than $5,000,000, (2) each remaining Lender shall at all times maintain Commitment then outstanding in an aggregate principal amount at least equal to $5,000,000; (3) each such sale, assignment or transfer shall be of a Pro Rata portion of such Lender's Commitment,


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


         (4) no Lender may offer to sell its Note or Notes, Commitment, rights and obligations or interests therein in violation of any securities laws; and (5) no such assignments (other than to a Federal Reserve
         Bank) shall become effective until the assigning Lender and its assignee delivers to Agent and Borrower an Assignment and Acceptance and the Note or Notes subject to such assignment and other documents evidencing any such assignment. An assignment fee in the amount of $3,500 for each such assignment (other than to an Affiliate, a Bank or the Federal Reserve Bank) will be payable to Agent by assignor or assignee. Within five (5) Business Days after its receipt of copies of the Assignment and Acceptance and the other documents relating thereto and the Note or Notes, the Borrower shall execute and deliver to Agent (for delivery to the relevant assignee) a new Note or Notes evidencing such assignee's assigned Commitment and if the assignor Lender has retained a portion of its Commitment, a replacement Note in the principal amount of the Commitment retained by the assignor (except as provided in the last sentence of this paragraph (a) such Note or Notes to be in exchange for, but not in payment of, the Note or Notes held by such Lender). On and after the effective date of an assignment hereunder, the assignee shall for all purposes be a Lender, party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and no further consent or action by Borrower, Lenders or the Agent shall be required to release the transferor Lender with respect to its Commitment assigned to such assignee and the transferor Lender shall henceforth be so released.

                  (b) Each Lender shall have the right to grant participations in all or any part of such Lender's Notes and Commitment hereunder to one or more pension plans, investment funds, insurance companies, financial institutions or other Persons, provided, that:

                           (i) each Lender granting a participation shall retain
                  the right to vote hereunder, and no participant shall be entitled to vote hereunder on decisions requiring consent or approval of Lender or Majority Lenders (except as set forth in (iii) below);

                           (ii) in the event any Lender grants a participation
                  hereunder, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note or Notes for all purposes under the Loan Documents, and Agent, each Lender and Borrower shall be entitled to deal with the Lender granting a participation in the same manner as if no participation had been granted; and

                           (iii) no participant shall ever have any right by
                  reason of its participation to exercise any of the rights of Lenders hereunder, except that any Lender may agree with any participant that such Lender will not, without the consent of such participant (which consent may not be unreasonably withheld) consent to any amendment or waiver requiring approval of all Lenders.

                  (c) It is understood and agreed that any Lender may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning Borrower's properties and operations which was provided to such Lender pursuant to this Agreement, provided, that each recipient thereto has first agreed, for the benefit of Borrower, to hold such information, reports and data in confidence on the terms set out in Section 12(i) hereof.

                  (d) Upon the reasonable request of either Agent or Borrower, each Lender will identify those to whom it has assigned or participated any part of its Notes and Commitment, and provide the amounts so assigned or participated.

         29. CHOICE OF FORUM: CONSENT TO SERVICE OF PROCESS AND JURISDICTION. THE OBLIGATIONS OF BORROWER UNDER THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS. ANY SUIT, ACTION OR PROCEEDING AGAINST THE BORROWER WITH RESPECT TO THE LOAN DOCUMENTS OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, COUNTY OF DALLAS, OR IN THE UNITED STATES COURTS LOCATED IN DALLAS COUNTY, TEXAS AND THE BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURT BY THE MAILING THEREOF BY LENDER BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER, AT THE ADDRESS FOR NOTICES AS PROVIDED IN SECTION 17. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT BROUGHT IN THE COURTS LOCATED IN THE STATE OF TEXAS, COUNTY OF DALLAS, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         30. WAIVER OF JURY TRIAL. THE BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


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


         31. OTHER AGREEMENTS. THIS WRITTEN CREDIT AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         32. FINANCIAL TERMS. All accounting terms used in this Agreement which are not specifically defined herein shall be construed in accordance with GAAP.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 BORROWER:

                                 EXCO RESOURCES, INC.



                                 By: /s/ RICHARD E. MILLER
                                    --------------------------------------------
                                          Richard E. Miller, Vice President

                                         LENDERS:
                                         --------

COMMITMENT                               BANK ONE, NA
PERCENTAGE:                              a national banking association

Revolving             Bridge
Loan                  Loan               By: /s/ REED V. THOMPSON
20.90698%             20.90698%             ------------------------------------
                                               Reed V. Thompson, Vice President

COMMITMENT AMOUNTS (at Effective Date):

$12,962,326.78        $3,345,116.58


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


COMMITMENT                               FLEET NATIONAL BANK
PERCENTAGE:

Revolving             Bridge             By: /s/ ALLISON I. ROSSI
Loan                  Loan                  ------------------------------------
37.60684%             37.60684%                 Allison I. Rossi, Vice President


COMMITMENT AMOUNTS (at Effective Date):

$23,316,239.32        $6,017,094.02

COMMITMENT                               BNP PARIBAS
PERCENTAGE:

Revolving            Bridge
Loan                 Loan                By: /s/ BRIAN M. MALONE
26.92308%            26.92308%              ------------------------------------
                                                Brian M. Malone,
                                                Managing Director

COMMITMENT AMOUNTS (at Effective Date):
                                         By: /s/ LARRY ROBINSON
                                            ------------------------------------
$16,692,307.69       $4,307,692.31              Larry Robinson, Vice President

COMMITMENT                               COMERICA BANK
PERCENTAGE:

Revolving             Bridge             By: /s/ MICHELE L. JONES
Loan                  Loan                  ------------------------------------
14.56311%             14.56311%                 Michele L. Jones
                                                Vice President


COMMITMENT AMOUNTS (at Effective Date):

$9,029,126.21         $2,330,097.09

                                       ADMINISTRATIVE AGENT:

                                       BANK ONE, NA
                                       a national banking association


                                       By: /s/ REED V. THOMPSON
                                          --------------------------------------
                                                Reed V. Thompson, Vice President

                                       SYNDICATION AGENT:

                                       FLEET NATIONAL BANK


                                       By: /s/ ALLISON I. ROSSI
                                          --------------------------------------
                                                Allison I. Rossi
                                                Vice President

                                       DOCUMENTATION AGENT:

                                       BNP PARIBAS



                                       By: /s/ BRIAN M. MALONE
                                          --------------------------------------
                                                Brian M. Malone,
                                                Managing Director



                                       By: /s/ LARRY ROBINSON
                                          --------------------------------------
                                                Larry Robinson
                                                Vice President